                                                                    EXHIBIT 10.1


================================================================================



          AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT


                                      among


                                QUIKSILVER, INC.


                                       and


                           THE LENDERS PARTIES HERETO


                                       and


                         UNION BANK OF CALIFORNIA, N.A.,
                  as Administrative Agent and Co-Lead Arranger


                                       and


                              JPMORGAN CHASE BANK,
                    as Syndication Agent and Co-Lead Arranger


                                       and


                              FLEET NATIONAL BANK,
                             as Documentation Agent


                                  June 28, 2002



================================================================================

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
ARTICLE 1.     DEFINITIONS..................................................................1
        1.1    Defined Terms................................................................1
        1.2    Other Definitional Provisions...............................................18

ARTICLE 2.     AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT; COMMITMENT AMOUNTS.........19
        2.1    Revolving Loans and Letters of Credit; Revolving Loan Commitment Amounts....19
        2.2    Swing Line Loans; Swing Line Commitment.....................................21
        2.3    Issuance of Letters of Credit...............................................24
        2.4    Term Loans..................................................................27
        2.5    Optional Prepayments; Optional Commitment Reductions........................28
        2.6    Mandatory Prepayments.......................................................28
        2.7    Conversion and Continuation Options.........................................30
        2.8    Minimum Amounts of Tranches.................................................30
        2.9    Interest Rates and Payment Dates............................................30
        2.10   Computation of Interest and Fees............................................32
        2.11   Inability to Determine Interest Rate........................................32
        2.12   Pro Rata Treatment and Payments.............................................32
        2.13   Illegality..................................................................33
        2.14   Increased Costs.............................................................33
        2.15   Taxes.......................................................................34
        2.16   Indemnity...................................................................35
        2.17   Unused-Commitment Fees......................................................36
        2.18   Mitigation of Costs.........................................................36
        2.19   Quiksilver Europa Equity Pledge.............................................36

ARTICLE 3.     REPRESENTATIONS AND WARRANTIES..............................................37
        3.1    Organization and Good Standing..............................................37
        3.2    Power and Authority.........................................................37
        3.3    Validity and Legal Effect...................................................38
        3.4    No Violation of Laws or Agreements..........................................38
        3.5    Title to Assets; Existing Encumbrances......................................38
        3.6    Taxes and Assessments.......................................................38
        3.7    Litigation and Legal Proceedings............................................38
        3.8    Accuracy of Financial Information...........................................39
        3.9    Accuracy of Other Information...............................................39
        3.10   Compliance with Laws Generally..............................................39
        3.11   ERISA Compliance............................................................39
        3.12   Environmental Compliance....................................................40
        3.13   Federal Regulations.........................................................41
        3.14   Fees and Commissions........................................................41

        3.15   Solvency....................................................................41
        3.16   Investment Company Act; Other Regulations...................................41
        3.17   Nature of Business..........................................................41
        3.18   Ranking of Loans............................................................41
        3.19   Subsidiaries................................................................42

ARTICLE 4.     CONDITIONS PRECEDENT........................................................42
        4.1    Conditions to Closing.......................................................42
        4.2    Conditions to Each Loan or Letter of Credit.................................43

ARTICLE 5.     AFFIRMATIVE COVENANTS.......................................................44
        5.1    Financial Statements........................................................44
        5.2    Certificates; Other Information.............................................45
        5.3    Payment of Obligations......................................................46
        5.4    Conduct of Business; Maintenance of Existence and Licenses;
               Contractual Obligations.....................................................46
        5.5    Maintenance of Property; Insurance..........................................47
        5.6    Inspection of Property; Books and Records; Discussions......................48
        5.7    Environmental Laws..........................................................48
        5.8    Use of Proceeds.............................................................49
        5.9    Compliance with Laws, Etc...................................................49
        5.10   Guarantees, Etc.............................................................49

ARTICLE 6.     NEGATIVE COVENANTS..........................................................50
        6.1    Financial Condition Covenants...............................................50
        6.2    Limitation on Indebtedness..................................................50
        6.3    Limitation on Liens.........................................................51
        6.4    Limitation on Fundamental Changes...........................................52
        6.5    Limitation on Sale of Assets................................................52
        6.6    Limitation on Dividends.....................................................52
        6.7    Limitation on Investments, Loans and Advances...............................53
        6.8    Transactions with Affiliates................................................54
        6.9    Fiscal Year.................................................................54
        6.10   Sale-Leaseback Transactions.................................................54
        6.11   Unfunded Liabilities........................................................54
        6.12   Hedging Obligations.........................................................54

ARTICLE 7.     EVENTS OF DEFAULT...........................................................55

ARTICLE 8.     THE AGENT...................................................................58
        8.1    Appointment.................................................................58
        8.2    Delegation of Duties........................................................58
        8.3    Exculpatory Provisions......................................................58
        8.4    Reliance by the Agent.......................................................58
        8.5    Notice of Default...........................................................59
        8.6    Non-Reliance on the Agent and Other Lenders.................................59

        8.7    Indemnification.............................................................60
        8.8    The Agent in Its Individual Capacity........................................60
        8.9    Successor Agent.............................................................60
        8.10   Syndication Agent and Documentation Agent...................................61

ARTICLE 9.     MISCELLANEOUS...............................................................61
        9.1    Amendments and Waivers......................................................61
        9.2    Notices.....................................................................62
        9.3    No Waiver; Cumulative Remedies..............................................62
        9.4    Survival of Representations and Warranties..................................62
        9.5    Payment of Expenses and Taxes...............................................62
        9.6    Successors and Assigns; Participations; Purchasing Lenders..................63
        9.7    Adjustments; Setoff.........................................................66
        9.8    Counterparts................................................................67
        9.9    Severability................................................................67
        9.10   Integration.................................................................67
        9.11   GOVERNING LAW...............................................................67
        9.12   WAIVER OF JURY TRIAL........................................................67
        9.13   Acknowledgements............................................................68
        9.14   Intercreditor Agreement.....................................................68
        9.15   Headings....................................................................68
        9.16   Copies of Certificates, Etc.................................................68
        9.17   Confidentiality.............................................................68
        9.18   Amendment and Restatement...................................................68

Exhibits

        A      Revolving Note
        B      Swing Line Note
        C      Assignment and Acceptance
        D      No Default / Representation Certificate
        E      Covenant Compliance Certificate
        F      Continuation Notice
        G      Union Bank of California, N.A. Letter of Credit Request Forms
               (Commercial Letters of Credit and Standby Letters of Credit)
        H      Swing Line Loan Participation Certificate
        I      Notice of Revolving Borrowing
        J      Borrowing Base Certificate
        K      Notice of Swing Line Borrowing
        L      Term Note

Schedules

        2.3    Certain Fees Applicable to Commercial Letters of Credit
        3.1    Foreign Qualification Jurisdictions
        3.5A   Liens Against Assets of Na Pali
        3.5B   Operating Names/Trade Names
        3.7    Litigation
        3.19   Subsidiaries
        6.2    Existing Indebtedness
        6.7    Existing Investments

          AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT


        THIS AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT, dated as of June 28, 2002, among (1) QUIKSILVER, INC., a Delaware corporation (the "Borrower"), (2) the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), (3) UNION BANK OF CALIFORNIA, N.A., as administrative agent for the Lenders hereunder (in such capacity, the "Agent") and co-lead arranger, (4) JPMORGAN CHASE BANK, as syndication agent and co-lead arranger (in such capacity, the "Syndication Agent"), and (5) FLEET NATIONAL BANK, as documentation agent (in such capacity, the "Documentation Agent").

                                     Recital

        The Borrower, certain of the Lenders, the Agent, the Syndication Agent and the Documentation Agent have entered into a Revolving Credit and Term Loan Agreement dated as of October 6, 2000, as amended by a First Amendment to Revolving Credit and Term Loan Agreement dated as of October 9, 2001 and a Second Amendment to Revolving Credit and Term Loan Agreement and Consent Thereunder dated as of February 15, 2002 (said Agreement, as so amended, herein called the "Old Credit Agreement"), pursuant to which such Lenders made up to $125,000,000 of revolving credit and $25,000,000 of term loans available to the Borrower. The parties to the Old Credit Agreement, together with certain additional lenders, now wish to amend and restate the Old Credit Agreement for the purpose, among others, of extending the commitment period for the revolving credit facility thereunder to June 26, 2003.

        NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto hereby agree as follows:


        ARTICLE 1.     DEFINITIONS

        .1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

        "Accountants": Deloitte & Touche, LLP, or such other firm of independent certified public accountants of recognized national standing as shall be selected by the Borrower and satisfactory to the Agent and the Majority Lenders.

        "Accounts": the unpaid portion of any and all obligations owing to the Borrower, Fidra or Hawk payable in Dollars, arising out of the sale of Inventory by the Borrower, Fidra or Hawk.

        "Acquisition": any transaction, or any series of transactions, consummated after the Closing Date, in which the Borrower or any Subsidiary (in one transaction or in a series of transactions) (a) acquires any business or all or substantially all of the assets of any Person or any division or business unit thereof, whether through purchase of assets, merger or otherwise, (b) directly or indirectly acquires control of at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors or (c) directly or indirectly acquires control of a majority ownership in any partnership or joint venture.

        "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote securities having 5% or more of the ordinary voting power for the election of directors (or the equivalent) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

        "Agent": as defined in the preamble hereto.

        "Aggregate Revolving Loan Commitment": the sum of the Revolving Loan Commitments set forth on the signature pages hereto, or in the Assignment and Acceptance pursuant to which a Lender becomes a party hereto, as the same may be adjusted from time to time pursuant to the provisions hereof. The aggregate amount of the Revolving Loan Commitments as of the Closing Date is $125,000,000.

        "Agreement": this Revolving Credit and Term Loan Agreement, as amended, waived, supplemented or otherwise modified from time to time.

        "Applicable Lending Office": for any Lender, its offices for LIBOR Loans, Base Rate Loans and participations in Letters of Credit, specified below its signature on the signature pages hereof or in the Assignment and Acceptance pursuant to which it became a party hereto, any of which offices may, upon 10 days' prior written notice to the Agent and the Borrower, be changed by such Lender.

        "Applicable Revolving Loan Margin": for each Type of Revolving Loan, as set forth below:

            Revolving Loan
            Leverage Level                                       LIBOR Margin       Base Rate Margin
            --------------                                       ------------       ----------------
            1  (less than or equal to 1.00)                      1.25% per annum           0
            2  (greater than 1.00 less than or equal to 1.50)    1.50% per annum           0
            3  (greater than 1.50 less than or equal to 1.75)    1.75% per annum           0
            4  (greater than 1.75 less than or equal to 2.00)    2.00% per annum           0
            5  (greater than 2.00)                               2.25% per annum    0.25% per annum

        "Applicable Term Loan Margin": for each Type of Term Loan, as set forth below:

            Term Loan
            Leverage Level                                       LIBOR Margin       Base Rate Margin
            --------------                                       ------------       ----------------
            1  (less than or equal to 1.00)                      1.50% per annum           0
            2  (greater than 1.00 less than or equal to 1.50)    1.75% per annum           0
            3  (greater than 1.50 less than or equal to 1.75)    2.00% per annum           0
            4  (greater than 1.75 less than or equal to 2.00)    2.25% per annum    0.25% per annum
            5  (greater than 2.00)                               2.50% per annum    0.50% per annum

        "Asset Disposition": the sale, sale and leaseback, transfer, conveyance, exchange, long-term lease accorded sales treatment under GAAP or similar disposition (including by means of a merger, consolidation, amalgamation, joint venture or other substantive combination) of any of the Properties, business or assets (other than marketable securities, including "margin stock" within the meaning of Regulation U, liquid investments and other financial instruments but, including the assignment of any lease, license or permit relating to the Properties) of the Borrower or any of its Subsidiaries to any Person or Persons; provided, however, that Asset Dispositions shall not include the sale of Inventory in the ordinary course of business.

        "Assignment and Acceptance": an Assignment and Acceptance substantially in the form of Exhibit C to this Agreement.

        "Available Revolving Loan Commitment": with respect to each Lender on the date of determination thereof, the amount by which (a) the Revolving Loan Commitment of such Lender on such date exceeds (b) the principal sum of such Lender's (i) Revolving Loans outstanding, (ii) Revolving Loan Commitment Percentage of the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (iii) Revolving Loan Commitment Percentage of the aggregate amount of unreimbursed drawings under all Letters of Credit on such date.

        "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Reference Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. "Reference Rate" shall mean the rate of interest per annum publicly announced from time to time by Union Bank of California, N.A. as its "reference rate" in effect at its office in Los Angeles, California. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If, for any reason, the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Reference Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Reference Rate or the Federal Funds Effective Rate, respectively.

        "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

        "Borrower":  as defined in the preamble hereto.

        "Borrowing Base": as at any date, an amount determined by the Agent by reference to the most recent Borrowing Base Certificate, which is equal to the sum of the following, without duplication:

               (a) 80% of Eligible Accounts; plus

               (b) 50% of Eligible Inventory; plus

               (c) 50% of outstanding and undrawn commercial Letters of Credit issued hereunder for the account of the Borrower.

        "Borrowing Base Certificate": a certificate executed by a Responsible Officer of the Borrower substantially in the form of Exhibit J hereto.

        "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in the State of California are authorized or required by law to close and which, in the case of a LIBOR Loan, is a Eurodollar Business Day.

        "Capital Expenditures": for any period, collectively, for any Person, the aggregate of all expenditures which are made during such period (whether paid in cash or accrued as liabilities), and all contractual commitments for such expenditures which are entered into during such period (provided that if any such commitment is included in one fiscal year, the actual payment in a later fiscal year shall not be included in such later fiscal year), by such Person, for property, plant or equipment and which would be reflected as additions to property, plant or equipment on a balance sheet of such Person prepared in accordance with GAAP (including all Capitalized Lease Obligations).

        "Capitalized Lease Obligations": obligations for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

        "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), any and all warrants, options or rights to purchase, or any other securities convertible into, any of the foregoing.

        "Closing Date": June 28, 2002, provided that the conditions precedent set forth in Section 4.1 have been satisfied.

        "Code": the Internal Revenue Code of 1986, as amended from time to time.

        "Collateral": all of the property (tangible or intangible, but excluding trademarks, trade names and other intellectual property rights) purported to be subject to the lien or security interest purported to be created by any security agreement, pledge agreement, assignment, mortgage, deed of trust, or other security document heretofore or hereafter executed by the Borrower as security for all or part of the Obligations.

        "Collateral Documents": the Security Agreement, the Quiksilver Europa Equity Pledge, the QAPL Share Mortgage, all control agreements executed pursuant to the Security Agreement, all Form UCC-1 Financing Statements and amendments thereto filed in respect of the Collateral and all other documents encumbering the Collateral or evidencing or perfecting a security interest therein that are executed or filed in favor of the Agent for the benefit of the Lenders.

        "Commonly Controlled Entity": as to any Person, an entity, whether or not incorporated, which is under common control with such Person within the meaning of Section 4001 of ERISA or is part of a group which includes such Person and which is treated as a single employer under Section 414 of the Code.

        "Consideration": with respect to any Acquisition, the aggregate consideration, in whatever form (including cash payments, the principal amount of promissory notes and Indebtedness assumed, and the fair market value of other property delivered) paid, delivered or assumed by the Borrower or any Subsidiary for such Acquisition and the expenses associated therewith, including all brokerage commissions, legal fees and similar expenses.

        "Continuation Notice": a request for continuation or conversion of a Loan as set forth in Section 2.7, substantially in the form of Exhibit F.

        "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

        "Covenant Compliance Certificate": a certificate of the Chief Financial Officer of the Borrower substantially in the form of Exhibit E hereto.

        "Debt Offering": the issuance or sale of any debt securities by the Borrower or any Domestic Subsidiary.

        "Default": any of the events specified in Article 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

        "Dollars" and "$": dollars in lawful currency of the United States.

        "Domestic Subsidiary": each Subsidiary organized under the laws of the United States or any state thereof.

        "Drawing Lender":  as defined in Section 2.3(c).

        "EBITDA": for the Borrower and its Subsidiaries on a consolidated basis, for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, Net Income after eliminating extraordinary gains and losses, plus (a) provisions for income taxes, (b) depreciation and amortization and (c) Interest Expense; provided, however, that up to $6,000,000 of inventory write-offs effected by the Borrower and its Domestic Subsidiaries in the fourth quarter of the Borrower's 2001 fiscal year may be treated as extraordinary losses.

        "Eligible Accounts": any and all Accounts (net of finance charges and the "allowance for doubtful accounts" figure set forth on a consolidated basis as disclosed in each Borrowing Base Certificate) for which invoices have been issued and which are due and payable to the Borrower, Fidra or Hawk, have been validly assigned to the Agent for the benefit of the Lenders and strictly comply with all of the Borrower's, Fidra's and Hawk's warranties and representations to the Agent and the Lenders; provided, however, that Eligible Accounts shall not include the following: (i) any Account with respect to which the account debtor is not a legal entity formed under the laws of, and having its principal place of business in, the United States or Canada, provided that up to an aggregate of $6,000,000 of such Accounts at any time shall be included as Eligible Accounts;
(ii) any Account with respect to which the Agent does not hold a perfected first-priority Lien; and (iii) any Account with respect to which the account debtor is a Subsidiary or an Affiliate of the Borrower.

        "Eligible Inventory": the net book value of any and all Inventory owned by the Borrower, Fidra or Hawk (and not by any other Subsidiary), such value (a) to be determined on a first-in first-out basis and at the lower of cost or market in conformity with GAAP and (b) not to exceed $85,000,000 (or, after April 30, 2003, $95,000,000) in the aggregate at any time, provided that such Inventory (i) is held for sale by the Borrower, Fidra or Hawk and is normally and currently saleable in the ordinary course of its business, (ii) is of good and merchantable quality, free from defects, (iii) is located in the United States or Canada at locations of which the Agent has been notified in writing or is in transit to the Borrower, Fidra or Hawk (including by ship), and (iv) is subject to a perfected first-priority Lien in favor of the Agent, except in the case of Inventory located on a ship and in transit to the Borrower, Fidra or Hawk, to the extent, if any, that such Inventory may not be so subject.

        "Environmental Control Statutes": as defined in Section 3.12(a).

        "Equity Offering": the sale or issuance (or reissuance) by the Borrower or any Domestic Subsidiary of any equity interests or beneficial interests (common stock, preferred stock, partnership interests, member interests or otherwise) or any options, warrants, convertible securities or other rights to purchase such equity interests or beneficial interests; provided, however, that the term "Equity Offering" shall not include any such sale or issuance (or reissuance) solely to officers, employees, directors and/or consultants of the Borrower and/or any Subsidiary pursuant to one or more employee stock option or stock purchase plans.

        "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "ERISA Affiliate": as to any Person, each trade or business including such Person, whether or not incorporated, which together with such Person would be treated as a single employer under Section 4001(a)(14) of ERISA.

        "Eurodollar Business Day": shall mean any day on which banks are open for dealings in Dollar deposits in the London Inter-bank Market.

        "Event of Default": any of the events specified in Article 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

        "Excluded Taxes": all taxes imposed on or by reference to the net income of the Agent or any Lender or its Applicable Lending Office by any Governmental Authority and all franchise taxes, taxes on doing business or taxes measured by capital or net worth imposed on the Agent or on any Lender or its Applicable Lending Office by any Governmental Authority.

        "Federal Funds Effective Rate": as defined in the definition of "Base Rate" contained in this Section 1.1.

        "Fidra": Fidra, Inc., a California corporation.

        "Field Exam": an examination of the Borrower's books, records and accounting procedures conducted by a third-party examiner selected by the Agent.

        "Fixed Charge Coverage Ratio": for the Borrower and its Subsidiaries on a consolidated basis for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, the ratio of (a) EBITDA minus (i) income taxes paid, minus (ii) Capital Expenditures not financed through long-term debt or long-term Capitalized Lease Obligations to (b) Fixed Charges for such period.

        "Fixed Charges": for the Borrower and its Subsidiaries on a consolidated basis, the sum of (i) Interest Expense and (ii) regularly scheduled principal payments due within twelve months on Funded Debt (excluding optional and mandatory prepayments due under Sections 2.5 and 2.6 and the installment payable in 2002 of the deferred purchase price payable by QAPL to the former shareholders of QIPL for the acquisition of the stock of QIPL by QAPL), including the principal component of Capitalized Lease Obligations.

        "Foreign Subsidiary": each Subsidiary other than a Domestic Subsidiary.

        "Funded Debt": the sum of the outstanding principal balance of all Indebtedness of the Borrower and its Subsidiaries described in clauses (i),
(ii), (iii) and (iv) of the definition of "Indebtedness" set forth herein. Notwithstanding the foregoing, Funded Debt shall not include trade payables and accrued expenses incurred by the Borrower and its Subsidiaries in accordance with customary practices and in the ordinary course of business of the Borrower and its Subsidiaries.

        "GAAP": generally accepted accounting principles in the United States in effect from time to time. If, at any time, GAAP changes in a manner which will materially affect the calculations determining compliance by the Borrower with any of the covenants in Section 6.1, such covenants shall continue to be calculated in accordance with GAAP in effect prior to such changes in GAAP.

        "Governmental Authority": any nation or government, any federal, state or other political subdivision thereof and any federal, state or local entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Guarantee": each guarantee made by a Guarantor in favor of the Agent and the Lenders, in form and substance satisfactory to the Agent, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

        "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lesser of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

        "Guarantor Collateral": all of the property (tangible or intangible) purported to be subject to the lien or security interest purported to be created by any security agreement, pledge agreement, assignment, mortgage, deed of trust or other security document heretofore or hereafter executed by any Guarantor as security for all or part of the Obligations or the Guarantees.

        "Guarantor Collateral Documents": the Guarantor Security Agreements, all control agreements executed pursuant to the Guarantor Security Agreements, all Form UCC-1 Financing Statements and amendments thereto filed in respect of the Guarantor Collateral and all other documents encumbering the Guarantor Collateral or evidencing or perfecting a security interest therein that are executed or filed in favor of the Agent for the benefit of the Lenders.

        "Guarantors": each Subsidiary which executes a Guarantee in favor of the Agent.

        "Guarantor Security Agreement": each security agreement made by a Subsidiary in favor of the Agent for the benefit of the Lenders in form and substance satisfactory to the Agent, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

        "Hawk": Hawk Designs, Inc., a California corporation.

        "Hedging Agreements": as defined in the definition of "Hedging Obligations" in this Section 1.1.

        "Hedging Obligations": of any Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants or any similar derivative transactions ("Hedging Agreements"), and (ii) any and all cancellations, buy-backs, reversals, terminations or assignments of any of the foregoing.

        "Indebtedness": of any Person, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, in the case of the Borrower and its Subsidiaries, the deferred purchase price payable by QAPL to the former shareholders of QIPL for the acquisition of the stock of QIPL by QAPL), (ii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional-sale or other title-retention agreement with respect to property acquired by such Person, (iv) all Capitalized Lease Obligations of such Person, (v) all Hedging Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit, airway release, steamship guaranty or similar facilities, (vii) all Guarantee Obligations of such Person in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to secure a credit against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i), (ii), (iii), (iv),
(v) or (vi) above and (viii) all liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

        "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

        "Insolvent": pertaining to a condition of Insolvency.

        "Intercreditor Agreement": the Intercreditor Agreement dated as of April 28, 2000 between the Agent, on behalf of the Lenders, on the one hand, and the Leasehold Improvement Lender, on the other hand, as it may be amended, modified or restated from time to time.

        "Interest Expense": as of any date, for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, the difference between (a) the sum of (i) the amount of all interest on Funded Debt which was paid, payable and/or accrued for such period and (ii) all commitment, standby letter of credit, commercial letter of credit or line of credit fees paid, payable and/or accrued for such period to any lender in exchange for such lender's commitment to lend and (b) the amount of all noncash interest expense incurred by the Borrower and its Subsidiaries in connection with the Borrower's acquisition of QIPL through QAPL.

        "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each January, April, July and October to occur while any such Loan is outstanding, (b) as to any LIBOR Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any LIBOR Loan having an Interest Period longer than three months, each day which is at the end of each three month-period within such Interest Period after the first day of such Interest Period and the last day of such Interest Period and (d) for each of
(a), (b) and (c) above, the day on which any such Loan becomes due and payable in full or is paid or prepaid in full.

        "Interest Period":  with respect to any LIBOR Loan:

               (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or Continuation Notice, as the case may be, given with respect thereto; and

               (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Eurodollar Business Days prior to the last day of the then current Interest Period with respect thereto; provided, however, that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                      (i) (i) if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                      (ii) (ii) any Interest Period for any Loan that would otherwise extend beyond the date final payment is due on such Loan shall end on the date of such final payment; and

                      (iii) (iii) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

        "Inventory": that portion of any and all inventory of the Borrower, Fidra or Hawk that is finished goods, raw materials or work in process.

        "Lease Expense": for any period, the aggregate minimum rental obligations payable in respect of such period under leases of real and/or personal property (net of income from subleases thereof), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet or in the notes thereto.

        "Leasehold Improvement Lender": Union Bank of California, N.A., in its individual capacity, as lender of the Leasehold Improvement Loan, and any successor or assigns thereof.

        "Leasehold Improvement Loan": the term loan in the original principal amount of $12,300,000 made by the Leasehold Improvement Lender to the Borrower and referred to in the Intercreditor Agreement.

        "Lender" or "Lenders": as defined in the preamble hereto and in Section
8.8. Each such term shall include any Lender in its capacity as Swing Line Lender or an LOC Bank.

        "Letter of Credit": as defined in Section 2.1(a).

        "Letter of Credit Amount": the stated maximum amount available to be drawn under a particular Letter of Credit, airway release or steamship guaranty, as such amount may be reduced or reinstated from time to time in accordance with the terms of such Letter of Credit.

        "Letter of Credit Request": a request by the Borrower for the issuance of a Letter of Credit, on an LOC Bank's standard form of standby or commercial letter of credit application and agreement, as applicable (Union Bank of California, N.A.'s current forms of which are attached hereto as Exhibit G), and containing terms and conditions satisfactory to such LOC Bank in its sole discretion.

        "LIBOR": with respect to each day during each Interest Period pertaining to a LIBOR Loan, the rate of interest determined by the Agent to be the rate per annum at which deposits in dollars would be offered to the Agent by leading banks in the London Interbank Market at or about 9:00 a.m., Los Angeles time, two Eurodollar Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its LIBOR Loan to be outstanding during such Interest Period.

        "LIBOR Adjusted Rate": with respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                      LIBOR
                        ---------------------------------
                        1.00 - LIBOR Reserve Requirements

        "LIBOR Loans": Loans the rate of interest applicable to which is based upon LIBOR.

        "LIBOR Reserve Requirements": for any day as applied to a LIBOR Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

        "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease Obligation having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

        "Loan": a Revolving Loan, a Swing Line Loan or a Term Loan.

        "Loan Documents": this Agreement, the Notes, any Letter of Credit Requests that are executed by the Borrower, the Letters of Credit, the Collateral Documents, the Guarantor Collateral Documents, the Guarantees, the Intercreditor Agreement, any Hedging Agreements and any other agreement executed by an Obligor in connection herewith or therewith, including UCC-1 Financing Statements and any fee letters, as such agreements and documents may be amended, supplemented and otherwise modified from time to time in accordance with the terms hereof.

        "LOC Bank": any Lender from which the Borrower requests the issuance of a Letter of Credit and that, except in the case of Union Bank of California, N.A., is willing, in its sole and absolute discretion, to issue such Letter of Credit, in such Lender's capacity as issuer of a Letter of Credit.

        "Majority Lenders": Lenders with outstanding Loans and/or participations in outstanding Letters of Credit and/or unreimbursed drawings under Letters of Credit having an unpaid principal balance equal to or more than 66-2/3% of the sum of (i) the unpaid principal balance of all Loans outstanding, (ii) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (iii) the aggregate amount of unreimbursed drawings under all Letters of Credit, excluding from such calculation Lenders which have failed or refused to fund a Loan or a Letter of Credit drawing (and as to which such failure or refusal is continuing) when required to do so; provided, however, that, if no such Loans, Letters of Credit or drawings are outstanding, then "Majority Lenders" shall mean Lenders having Revolving Loan Commitments equal to or more than 66-2/3% of the Aggregate Revolving Loan Commitment, excluding from such calculation Lenders which have failed or refused to fund a Loan or a Letter of Credit drawing (and as to which such failure or refusal is continuing) when required to do so.

        "Majority Revolving Loan Lenders": Lenders having Revolving Loan Commitments equal to or more than 66-2/3% of the Aggregate Revolving Loan Commitment or, if the Revolving Loan Commitments have terminated, Lenders with outstanding Revolving Loans and/or participations in outstanding Letters of Credit or in unreimbursed drawings thereunder having an unpaid principal balance equal to or more than 66-2/3% of the sum of (i) the unpaid principal balance of all Revolving Loans outstanding, (ii) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (iii) the aggregate amount of unreimbursed drawings under all Letters of Credit, excluding from such calculation Lenders that have failed or refused to fund a Revolving Loan or a Letter of Credit drawing (and as to which such failure or refusal is continuing) when required to do so.

        "Margin Stock": as defined in Regulation U.

        "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition or prospects (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower, any Material Domestic Subsidiary or any Material Foreign Subsidiary to perform its respective obligations under the Loan Documents or (c) the validity or enforceability of the Loan Documents or the rights or remedies of the Agent and the Lenders hereunder or thereunder.

        "Material Domestic Subsidiary": as of any date, a Domestic Subsidiary that (a) has a net worth (excluding in the determination thereof any Indebtedness of such Domestic Subsidiary to the Borrower or another Subsidiary) of at least 5% of the Borrower's consolidated net worth as of the last day of the most recently ended fiscal quarter of the Borrower, (b) has annual revenue (or annualized revenue in the case of any Person that has not been a Subsidiary for a full year) of at least 5% of the Borrower's consolidated revenue for the 12-month period ended as of the most recently ended fiscal quarter of the Borrower or (c) has annual net income (or annualized net income in the case of any Person that has not been a Subsidiary for a full year) of at least 5% of the Borrower's consolidated net income for the 12-month period ended as of the most recently ended fiscal quarter of the Borrower.

        "Material Foreign Subsidiary": a Foreign Subsidiary having at any time a net worth equal to 10% or more of the Borrower's consolidated net worth.

        "Maximum Leverage Ratio": for the Borrower and its Subsidiaries on a consolidated basis, the ratio of Funded Debt to EBITDA.

        "Multiemployer Plan": a plan which is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

        "Na Pali": Na Pali S.A.S., a French corporation and a Subsidiary of the Borrower.

        "Net Income": for the Borrower and its Subsidiaries on a consolidated basis, net income as determined in accordance with GAAP.

        "Net Proceeds": With respect to any Equity Offering or Debt Offering by the Borrower or any Domestic Subsidiary, the net amount equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other noncash consideration or otherwise, but only as and when such cash is so received) in connection with such Equity Offering or Debt Offering, minus the reasonable fees, commissions and other out-of-pocket expenses incurred by the Borrower or such Domestic Subsidiary, as applicable, in connection with such Equity Offering or Debt Offering (other than amounts payable to Affiliates of the Person making such Equity Offering or Debt Offering).

        "Note": a Revolving Note, the Swing Line Note or a Term Note, as the case may be, and "Notes" shall mean the Revolving Notes, the Swing Line Note and/or the Term Notes, as the case may be.

        "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Revolving Loans, the Swing Line Loans and the Term Loans and interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether or not at a default rate) the Notes, the obligation to reimburse drawings under Letters of Credit (including the contingent obligation to reimburse any drawings under outstanding Letters of Credit), and all other obligations and liabilities of the Borrower to the Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the Letters of Credit, any other Loan Document and any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all reasonable fees and disbursements of counsel, and the allocated reasonable cost of internal counsel, to the Agent or the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement) or otherwise.

        "Obligor": the Borrower, each Subsidiary, each Guarantor and any other Person (other than a Lender) obligated under any Loan Document.

        "Old Credit Agreement": as defined in the Recital to this Agreement.

        "Organic Documents": relative to any entity, its certificate of incorporation, articles of incorporation, certificate of formation, certificate of organization or partnership agreement, and its by-laws, operating agreement or limited liability company agreement, or the equivalent documents of any entity.

        "Participants": as defined in Section 9.6(b).

        "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

        "Person": any individual, firm, partnership, joint venture, corporation, association, limited liability company, business enterprise trust, unincorporated organization, government or department or agency thereof or other entity, whether acting in an individual, fiduciary or other capacity.

        "Plan": as to any Person, any plan (other than a Multiemployer Plan) subject to Title IV of ERISA maintained for employees of such Person or any ERISA Affiliate of such Person (and any such plan no longer maintained by such Person or any of such Person's ERISA Affiliates to which such Person or any of such Person's ERISA Affiliates has made or was required to make any contributions within any of the five preceding years).

        "Prohibited Transaction": with respect to any Plan, a prohibited transaction (as defined in Section 406 of ERISA) with respect to such Plan.

        "Properties": the collective reference to the real and personal property owned, leased, used, occupied or operated by the Borrower and its Subsidiaries.

        "Purchasing Lenders": as defined in Section 9.6(c).

        "QAPL": Quiksilver Australia Pty Ltd, a corporation organized under the laws of the State of Victoria, Australia.

        "QAPL Share Mortgage": the Equitable Mortgage of Shares dated August 31, 2000 between the Borrower and the Agent.

        "QIPL": Quiksilver International Pty Ltd, a corporation organized under the laws of the State of Victoria, Australia.

        "Quiksilver Europa": Quiksilver Europa, S.L., a Spanish corporation and a Subsidiary of the Borrower.

        "Quiksilver Europa Equity Pledge": the Public Deed of Pledge of Shares dated March 21, 2002 between the Borrower, on the one hand, and the Agent and each of the Lenders, on the other hand.

        "Quiksilver Japan": Quiksilver Japan K.K., a Japanese corporation.

        "Quiksilver Japan Holding": a Japanese corporation by which Quiksilver Japan is wholly owned.

        "Register": as defined in Section 9.6(d).

        "Regulation D": Regulation D of the Board of Governors of the Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

        "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

        "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

        "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC regulations.

        "Requirement of Law": as to any Person, the Organic Documents of such Person, and any law, treaty, rule or regulation, determination or policy statement or interpretation of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

        "Responsible Officer": with respect to any Person, the chief executive officer, the president, the managing member or members (as applicable, with respect to any limited liability company), any executive vice president, any senior vice president or any vice president or, with respect to financial matters, the chief financial officer, the vice president of finance, treasurer or controller.

        "Restricted Payments": as defined in Section 6.6.

        "Revolving Borrowing Notice": a notice from the Borrower to the Agent requesting a borrowing of Revolving Loans, substantially in the form of Exhibit I hereto.

        "Revolving Loan": as defined in Section 2.1(a).

        "Revolving Loan Commitment": with respect to each Lender, its commitment, if any, listed as its "Revolving Loan Commitment" on the signature pages hereto, or in the Assignment and Acceptance pursuant to which a Lender becomes a party hereto, to make Revolving Loans and participate in Letters of Credit hereunder through its Applicable Lending Office, as the same shall be adjusted from time to time pursuant to this Agreement.

        "Revolving Loan Commitment Expiration Date": June 27, 2003 or such earlier date as the Aggregate Revolving Loan Commitment shall expire (whether by acceleration, reduction to zero or otherwise).

        "Revolving Loan Commitment Percentage": with respect to each Lender, the percentage equivalent of the ratio which such Lender's Revolving Loan Commitment bears to the Aggregate Revolving Loan Commitment, as such Lender's Revolving Loan Commitment and the Aggregate Revolving Loan Commitment may be adjusted from time to time pursuant to the terms hereof.

        "Revolving Loan Leverage Level": if the Maximum Leverage Ratio shall be less than or equal to 1.00:1, the Revolving Loan Leverage Level shall be 1; if the Maximum Leverage Ratio shall be greater than 1.00:1 and less than or equal to 1.50:1, the Revolving Loan Leverage Level shall be 2; if the Maximum Leverage Ratio shall be greater than 1.50:1 and less than or equal to 1.75:1, the Revolving Loan Leverage Level shall be 3; if the Maximum Leverage Ratio shall be greater than 1.75:1 and less than or equal to 2.00:1, the Revolving Loan Leverage Level shall be 4; and if the Maximum Leverage Ratio shall be greater than 2.00:1, the Revolving Loan Leverage Level shall be 5.

        "Revolving Note": as defined in Section 2.1(c).

        "Security Agreement": the Amended and Restated Security Agreement, in form and substance satisfactory to the Agent, made by the Borrower in favor of the Agent, for the benefit of the Lenders, in respect of the tangible and intangible personal property of the Borrower described therein, as the same may be amended, restated or otherwise modified from time to time.

        "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

        "Solvent": when used with respect to any Person, that:

               (iv) (a) the present fair salable value of such Person's assets is in excess of the total amount of the probable liability on such Person's liabilities;

               (v) (b) such Person is able to pay its debts as they become due; and

               (vi) (c) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all businesses in which such Person is about to engage.

        "Subsidiary": as to any Person at any time of determination, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or Subsidiaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

        "Swing Line Borrowing Notice": a notice from the Borrower to the Agent requesting a borrowing of Swing Line Loans, substantially in the form of Exhibit K hereto.

        "Swing Line Commitment": as defined in Section 2.2(a).

        "Swing Line Lender": means Union Bank of California, N.A.

        "Swing Line Loan Participation Certificate": a certificate executed by the Swing Line Lender substantially in the form of Exhibit H.

        "Swing Line Loans": has the meaning assigned to that term in Section 2.2(a).

        "Swing Line Note": has the meaning assigned to that term in Section 2.2(b).

        "Taxes": as defined in Section 2.15(a).

        "Termination Event": (i) a Reportable Event, (ii) the institution of proceedings to terminate a Single Employer Plan by the PBGC under Section 4042 of ERISA, (iii) the appointment by the PBGC of a trustee to administer any Single Employer Plan or (iv) the existence of any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment by the PBGC of a trustee to administer, any Single Employer Plan.

        "Term Loan": as defined in Section 2.4(a).

        "Term Loan Leverage Level": if the Maximum Leverage Ratio shall be less than or equal to 1.00:1, the Term Loan Leverage Level shall be 1; if the Maximum Leverage Ratio shall be greater than 1.00:1 and less than or equal to 1.50:1, the Term Loan Leverage Level shall be 2; if the Maximum Leverage Ratio shall be greater than 1.50:1 and less than or equal to 1.75:1, the Term Loan Leverage Level shall be 3; if the Maximum Leverage Ratio shall be greater than 1.75:1 and less than or equal to 2.00:1, the Term Loan Leverage Level shall be 4; and if the Maximum Leverage Ratio shall be greater than 2.00:1, the Term Loan Leverage Level shall be 5.

        "Term Note": as defined in Section 2.4(c).

        "Tranche": the collective reference to LIBOR Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such LIBOR Loans shall originally have been made on the same day).

        "Transferee": as defined in Section 9.6(f).

        "Type": as to any Loan, its nature as a Base Rate Loan or a LIBOR Loan.

        "Ug": UG Manufacturing Co. PTY LTD, a corporation organized under the laws of the State of Victoria, Australia.

        "Ug Holding": a legal entity organized in Australia by which Ug is wholly owned.

        .2 Other Definitional Provisions.

               (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

               (b) As used herein, in the Notes, in any other Loan Document, and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

               (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

               (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


        ARTICLE 2. AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT; COMMITMENT AMOUNTS

        .1 Revolving Loans and Letters of Credit; Revolving Loan Commitment Amounts.

               (a) Subject to the limits of the Revolving Loan Commitments and to the other terms and conditions hereof, each Lender severally agrees to (i) make loans on a revolving credit basis through its Applicable Lending Office to the Borrower from time to time from and including the Closing Date to but excluding the Revolving Loan Commitment Expiration Date (each a "Revolving Loan" and, collectively, the "Revolving Loans") in accordance with the provisions of this Agreement and subject to Section 2.3(c), and (ii) participate through its Applicable Lending Office in letters of credit, airway releases and steamship guarantees issued for the account of the Borrower pursuant to Section 2.3 from time to time from and including the Closing Date to but excluding the Revolving Loan Commitment Expiration Date (each a "Letter of Credit" and, collectively, the "Letters of Credit"); provided, however, that (A) the sum of (1) the aggregate principal amount of all Revolving Loans outstanding, (2) the aggregate principal amount of all Swing Line Loans outstanding, (3) the aggregate principal amount then outstanding of any portion of the Term Loans that has been specified by the Borrower in accordance with Section 2.6(b), (4) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (5) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed the Borrowing Base at any time, (B) the sum of (1) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (2) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed $60,000,000 at any time and (C) the sum of (1) the aggregate Letter of Credit Amount of all standby Letters of Credit outstanding and (2) the aggregate amount of unreimbursed drawings under all standby Letters of Credit shall not exceed $10,000,000 at any time. Within the limits of each Lender's Revolving Loan Commitment, the Borrower may borrow, have Letters of Credit issued for the Borrower's account, prepay Revolving Loans, reborrow Revolving Loans, and have additional Letters of Credit issued for the Borrower's account after the expiration of previously issued Letters of Credit. Revolving Loan advances requested by the Borrower shall be in an aggregate amount of at least $500,000 in the case of Base Rate Loans and in the aggregate amount of $3,000,000 or an integral multiple of $100,000 in excess thereof in the case of LIBOR Loans.

        The principal amount of each (A) Revolving Loan of a Lender and (B) participation of a Lender in a Letter of Credit shall be in an amount equal to the product of (i) such Lender's Revolving Loan Commitment Percentage (expressed as a fraction) and (ii) the total amount of the Revolving Loans or the Letter of Credit requested by the Borrower in each instance; provided, however, that in no event shall any Lender be obligated to make a requested Revolving Loan or participate in a requested Letter of Credit if after giving effect to such Revolving Loan or such participation the sum of such Lender's (x) Revolving Loans outstanding, (y) Revolving Loan Commitment Percentage of the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (z) Revolving Loan Commitment Percentage of the aggregate amount of unreimbursed drawings under all Letters of Credit would exceed its Revolving Loan Commitment or if the amount of such requested Revolving Loan or such Lender's Revolving Loan Commitment Percentage of such requested Letter of Credit is in excess of such Lender's Available Revolving Loan Commitment.

               (b) Subject to Sections 2.11 and 2.13, the Revolving Loans may from time to time be (i) LIBOR Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with either Section 2.1(d) or 2.7; provided, however, that each "Revolving Loan" outstanding under the Old Credit Agreement on the Closing Date shall continue to bear interest as a Revolving Loan hereunder at the rate applicable in accordance with the Old Credit Agreement until such rate is changed in accordance with the terms hereof. Each Lender may make or maintain its Revolving Loans or participate in Letters of Credit to or for the account of the Borrower by or through any Applicable Lending Office.

               (c) The Revolving Loans made by each Lender to the Borrower shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A (a "Revolving Note"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Lender and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Revolving Loans made by such Lender to the Borrower pursuant to Section 2.1(a) or 2.3(c), with interest thereon as prescribed in Sections 2.9 and 2.10. Each Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Revolving Loans made to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of any Lender to make any such recordation or notation in the books and records of the Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Revolving Notes. Each Revolving Note shall (i) be dated the effective date thereof, (ii) provide for the payment of interest in accordance with Sections 2.9 and 2.10 and (iii) be stated to be payable on the Revolving Loan Commitment Expiration Date.

               (d) The Borrower shall give the Agent irrevocable written notice (which notice must be received by the Agent prior to 10:00 a.m., Los Angeles time, one Business Day prior to each proposed borrowing date or, if all or any part of the Revolving Loans are requested to be made as LIBOR Loans, three Eurodollar Business Days prior to each proposed borrowing date) requesting that the Lenders make the Revolving Loans on the proposed borrowing date and specifying (i) the aggregate amount of Revolving Loans requested to be made, (ii) subject to Sections 2.11 and 2.13, whether the Revolving Loans are to be LIBOR Loans, Base Rate Loans or a combination thereof and (iii) if the Revolving Loans are to be entirely or partly LIBOR Loans, the respective amounts of each such Type of Revolving Loan and the respective lengths of the initial Interest Periods therefor. On receipt of such notice, the Agent shall promptly notify each Lender thereof. On the proposed borrowing date, not later than 12:00 noon, Los Angeles time, each Lender shall make available to the Agent at its office specified in Section 9.2 the amount of such Lender's pro rata share of the aggregate borrowing amount (as determined in accordance with the second paragraph of Section 2.1(a)) in immediately available funds. The Agent may, in the absence of notification from any Lender that such Lender has not made its pro rata share available to the Agent on such date, credit the account of the Borrower on the books of such office of the Agent with the aggregate amount of Revolving Loans. If any Lender does not make available to the Agent the amount required pursuant to this
Section 2.1(d), the Agent shall be entitled to recover such amount on demand from the Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Effective Rate for the first two Business Days and at the Base Rate thereafter.

               (e) Neither the Agent nor any Lender shall be responsible for the obligation or Available Revolving Loan Commitment of any other Lender hereunder, nor will the failure of any Lender to comply with the terms of this Agreement relieve any other Lender or the Borrower of its obligations under this Agreement and the Revolving Notes.

               (f) Subject to Section 2.3(c), the Revolving Loan Commitment of each Lender and the Aggregate Revolving Loan Commitment shall terminate on the Revolving Loan Commitment Expiration Date. All outstanding Revolving Loans shall be due and payable, to the extent not previously paid in accordance with the terms hereof, on the Revolving Loan Commitment Expiration Date.

        .2 Swing Line Loans; Swing Line Commitment.

               (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make loans through its Applicable Lending Office to the Borrower from time to time from and including the Closing Date to but excluding the date which is five Business Days prior to the Revolving Loan Commitment Expiration Date (each a "Swing Line Loan" and, collectively, the "Swing Line Loans") in an aggregate principal amount not to exceed at any time outstanding the lesser of (i) $5,000,000 and (ii) the unused portion of the Revolving Loan Commitment of the Swing Line Lender (the "Swing Line Commitment"). Within the limits of the Swing Line Commitment, the Borrower may borrow Swing Line Loans, prepay Swing Line Loans and reborrow Swing Line Loans. All outstanding Swing Line Loans shall be due and payable, to the extent not previously paid in accordance with the terms hereof, on the Revolving Loan Commitment Expiration Date.

               (b) The Swing Line Loans shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit B (the "Swing Line Note"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of the Swing Line Lender and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of the Swing Line Loans, with interest thereon as prescribed in Sections 2.9 and 2.10. The Swing Line Lender is hereby authorized (but not required) to record the borrowing date of each Swing Line Loan, the amount thereof and the date and amount of each payment or prepayment of principal thereof, in the books and records of the Swing Line Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of the Swing Line Lender to make any such recordation or notation (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Swing Line Note. The Swing Line Note shall (x) be dated the effective date thereof, (y) be stated to mature on the Revolving Loan Commitment Expiration Date and (z) provide for the payment of interest in accordance with Sections 2.9 and 2.10.

               (c) The Borrower shall give the Agent irrevocable notice (which notice may be telephonic, to be confirmed promptly in writing), which notice must be received by the Agent prior to 10:00 a.m., Los Angeles time, on the requested borrowing date (which shall be a Business Day) specifying the amount of the requested Swing Line Loan, which shall be in a minimum amount of $100,000. Written notice of borrowing shall be in the form of Exhibit K attached hereto. On receipt of such notice, the Agent shall promptly notify the Swing Line Lender thereof. The proceeds of each Swing Line Loan will then be made available to the Borrower by the Swing Line Lender by crediting the account of the Borrower on the books of the Agent at its office specified in Section 9.2.

               (d) The Swing Line Lender, at any time in its sole and absolute discretion, may on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to so act on its behalf) request each Lender to make a Revolving Loan in an amount equal to such Lender's Revolving Loan Commitment Percentage of the principal amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given. Unless any of the events described in Section 7(g) shall have occurred (in which event the procedures of Section 2.2(e) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Loan are then satisfied, each Lender shall make the proceeds of its Revolving Loan available to the Swing Line Lender at its office specified in Section 9.2, not later than 12:00 noon, Los Angeles time. The proceeds of such Revolving Loans shall be immediately applied to repay the Refunded Swing Line Loans.

               (e) If, prior to refunding a Swing Line Loan with a Revolving Loan pursuant to Section 2.2(d), one of the events described in Section 7(g) shall have occurred, then, subject to the provisions of Section 2.2(f), each Lender will, on the date such Revolving Loan was to have been made, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Revolving Loan Commitment Percentage of such Swing Line Loan. Upon request, each Lender will promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation, and upon receipt thereof the Swing Line Lender will deliver to such Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

               (f) Each Lender's obligation to make Revolving Loans in accordance with Section 2.2(d) and to purchase participating interests in accordance with Section 2.2(e) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Event of Default; (C) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person; (D) any breach of this Agreement by the Borrower or any other Person; (E) any inability of the Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (F) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender does not make available to the Swing Line Lender the amount required pursuant to Section 2.2(d) or (e), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Effective Rate for the first two Business Days and at the Base Rate thereafter. Notwithstanding the foregoing provisions of this Section 2.2(f), no Lender shall be required to make a Revolving Loan to the Borrower for the purpose of refunding a Swing Line Loan pursuant to Section 2.2(d) or to purchase a participating interest in a Swing Line Loan pursuant to Section 2.2(e) if an Event of Default has occurred and is continuing and, prior to the making by the Swing Line Lender of such Swing Line Loan, the Swing Line Lender has received written notice from such Lender specifying that such Event of Default has occurred and is continuing, describing the nature thereof and stating that, as a result thereof, such Lender shall cease to make such Refunded Swing Line Loans and purchase such participating interests, as the case may be; provided, however, that the obligation of such Lender to make such Refunded Swing Line Loans and to purchase such participating interests shall be reinstated upon the earlier to occur of (y) the date upon which such Lender notifies the Swing Line Lender that its prior notice has been withdrawn and (z) the date upon which the Event of Default specified in such notice no longer is continuing.

               (g) The Swing Line Commitment of the Swing Line Lender shall terminate on the Revolving Loan Commitment Expiration Date.

               (h) Notwithstanding anything in this Section 2.2 to the contrary, the Swing Line Lender may, in its sole discretion and in lieu of the Swing Line Loan procedures set forth in this Section 2.2, make available to the Borrower its "Credit Sweep" program (or another program having comparable features and procedures) pursuant to which, at the close of business on each Business Day, if there then would be a debit balance in the Borrower's principal demand deposit account (No. 455-8801013) maintained with the Swing Line Lender, the Swing Line Lender will credit such demand deposit account in an amount such that, giving effect thereto, such demand deposit account reflects a credit balance of at least $0; provided, however, that no such credit shall be in an amount less than $1. Each such credit shall constitute a Swing Line Loan for all purposes of this Agreement, but the minimum borrowing requirements, notice of borrowing requirements and funding procedures of Section 2.2(c) shall not apply thereto. The Swing Line Lender may, in its sole discretion, terminate availability of such program to the Borrower, effective (if no Default then exists) upon 30 days' prior written notice to the Borrower or (if a

Default exists) upon notice to the Borrower. Upon such a termination, the procedures otherwise applicable to Swing Line Loans in this Section 2.2 shall again apply.

        .3 Issuance of Letters of Credit.

               (a) Subject to the limitations on Letters of Credit set forth in
Section 2.1(a), the Borrower shall be entitled to request the issuance of standby Letters of Credit and/or commercial Letters of Credit from time to time from and including the Closing Date to but excluding the date which is two Business Days prior to the Revolving Loan Commitment Expiration Date, by giving the Agent a Letter of Credit Request at least three Business Days before the requested date of issuance of such Letter of Credit (which shall be a Business
Day). Upon receipt of a Letter of Credit Request from the Borrower, the Agent shall give prompt notice thereof to the applicable LOC Bank. Any Letter of Credit Request received by the Agent later than 12:00 noon, Los Angeles time, shall be deemed to have been received on the next Business Day. Each Letter of Credit Request shall be made in writing or in an electronic format approved by the Agent, shall be signed by a Responsible Officer or such other employee designee as is reflected on the certificate delivered to the Agent pursuant to
Section 4.1, shall be irrevocable and shall be effective upon receipt by the Agent. Provided that a valid Letter of Credit Request has been received by the Agent and upon fulfillment of the other applicable conditions set forth in
Section 4.2, the applicable LOC Bank will issue the requested Letter of Credit from its office specified in or pursuant to Section 9.2. No commercial Letter of Credit shall in any event have an expiration date later than 120 days after the Revolving Loan Commitment Expiration Date, and no standby Letter of Credit shall in any event have an expiration date later than the Revolving Loan Commitment Expiration Date; provided, however, that up to $2,000,000 in aggregate face amount of standby Letters of Credit may have expiration date(s) up to 12 months after the Revolving Loan Commitment Expiration Date; further provided, however, that, on or before the Revolving Loan Commitment Expiration Date, the Borrower will pledge cash collateral to the Agent for the benefit of the Lenders, pursuant to documentation in form and substance satisfactory to the Agent, in the amount equal to the aggregate maximum amount available to be drawn under any and all standby Letters of Credit to be outstanding after the Revolving Loan Commitment Expiration Date.

               (b) Immediately upon the issuance of each Letter of Credit, the applicable LOC Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from such LOC Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement in respect thereof in an amount equal to the product of (i) such Lender's Revolving Loan Commitment Percentage and (ii) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). Each LOC Bank shall prepare a monthly (or, if reasonably requested by any Lender, more frequent) report, which shall be delivered to the Agent for distribution to the Lenders, advising each Lender of the issuance of each Letter of Credit by such LOC Bank, the Letter of Credit Amount of such Letter of Credit, any change in the face amount or expiration date of such Letter of Credit, the cancellation or other termination of such Letter of Credit and any drawing under such Letter of Credit.

               (c) The payment by an LOC Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such LOC Bank in its individual capacity as a Lender hereunder (in such capacity, a "Drawing Lender") of a Base Rate Loan in the amount of such payment (but without any requirement of compliance with the conditions set forth in Section 4.2). In the event that any such Loan by a Drawing Lender resulting from a drawing under any Letter of Credit is not repaid by the Borrower by 11:00 a.m., Los Angeles time, on the day of payment of such drawing, such Drawing Lender shall promptly notify each other Lender. Each Lender shall, on the day of such notification (or if such notification is not given by 12:00 noon, Los Angeles time, on such day, then on the next succeeding Business Day), make a Base Rate Loan, which shall be used to repay the applicable portion of the Base Rate Loan of such Drawing Lender with respect to such Letter of Credit drawing, in an amount equal to the amount of such Lender's participation in such drawing for application to repay such Drawing Lender (but without any requirement of compliance with the applicable conditions set forth in Section 4.2) and shall deliver to the Agent for the account of such Drawing Lender, on the day of such notification (or if such notification is not given by 12:00 noon, Los Angeles time, on such day, then on the next succeeding Business Day) and in immediately available funds, the amount of such Base Rate Loan. In the event that any Lender fails to make available to the Agent for the account of the applicable Drawing Lender the amount of such Base Rate Loan, such Drawing Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full, at the Federal Funds Effective Rate for the first two Business Days and at the Base Rate thereafter.

        With respect to any Letter of Credit issued in accordance with the terms hereof under which a drawing occurs on or after the Revolving Loan Commitment Expiration Date and is not reimbursed by the Borrower by the time specified above, (i) the applicable Drawing Lender shall be obligated to make a Base Rate Loan in the amount of such drawing and (ii) each Lender shall be obligated to make a Revolving Loan in an amount equal to such Lender's participation in such drawing for application to repay such Drawing Lender (each such Loan, a "Post-Maturity Loan"), in each case in accordance with this Section 2.3(c) and notwithstanding the occurrence of the Revolving Loan Commitment Expiration Date or any other provision of this Agreement to the contrary. Each Post-Maturity Loan shall be, for all intents and purposes a Revolving Loan hereunder, provided that such Post-Maturity Loan shall be due and payable on the day which is two Business Days after such Loan is made.

               (d) The obligations of the Borrower with respect to any Letter of Credit, any Letter of Credit Request and any other agreement or instrument relating to any Letter of Credit and any Base Rate Loan made under Section 2.3(c) shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of the aforementioned documents under all circumstances, including the following:

                      (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document;

                      (ii) the existence of any claim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or transferee of any Letter of Credit (or any Person for whom any such beneficiary or transferee may be acting), any LOC Bank, any Lender (other than the defense of payment to a Lender in accordance with the terms of this Agreement) or any other Person, whether in connection with this Agreement, any other Loan Document, the transactions contemplated hereby or thereby or any unrelated transaction;

                      (iii) any statement or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever; and

                      (iv) any exchange, release or non-perfection of any Collateral, Guarantor Collateral or other collateral, or any release, amendment or waiver of or consent to departure from any Guarantee, other Loan Document or other guaranty, for any of the Obligations of the Borrower in respect of the Letters of Credit.

               (e) The Borrower shall pay to each LOC Bank, with respect to each Letter of Credit issued thereby hereunder, the following fees:

                      (i) for each commercial Letter of Credit, for the account of such LOC Bank, the issuance and amendment fees set forth on Schedule 2.3;

                      (ii) for each commercial Letter of Credit, for the account of the Lenders, pro rata in accordance with their respective Revolving Loan Commitments, the negotiation fees set forth on Schedule 2.3;

                      (iii) for each standby Letter of Credit, for the account of the Lenders, pro rata in accordance with their respective Revolving Loan Commitments, for the period from and including the day such Letter of Credit is issued to but excluding the day such Letter of Credit expires, a letter of credit fee equal to the product of (x) the Applicable Revolving Loan Margin for LIBOR Loans and (y) the Letter of Credit Amount of such Letter of Credit from time to time, such letter of credit fee to be payable quarterly in arrears on the last day of each January, April, July and October and on the expiration date of such Letter of Credit; and

                      (iv) with respect to each Letter of Credit issued hereunder, for the account of the LOC Bank that issued such Letter of Credit, from time to time such additional fees and charges (including cable charges) as are generally associated with letters of credit, in accordance with such LOC Bank's standard internal charge guidelines (as such guidelines may change from time to time) and the related Letter of Credit Request.

               (f) The Borrower agrees to the provisions in the Letter of Credit Request forms; provided, however, that the terms of the Loan Documents shall take precedence if there is any inconsistency between the terms of the Loan Documents and the terms of said forms.

               (g) The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any LOC Bank nor any Lender nor any of their respective officers or directors shall be liable or responsible for (i) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; or (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereof, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged. In furtherance and not in limitation of the foregoing, an LOC Bank may accept any document that appears on its face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

        .4 Term Loans.

               (a) Subject to the terms and conditions hereof, each Lender that was a lender under the Old Credit Agreement agrees severally to maintain as a term loan to the Borrower hereunder (each a "Term Loan") the unpaid principal amount of such Lender's term loan under the Old Credit Agreement, which amount is specified as such Lender's "Term Loan" on the signature pages hereof. No portion of a Term Loan that is repaid or prepaid may be reborrowed.

               (b) Subject to Sections 2.11 and 2.13, the Term Loans may from time to time be (i) LIBOR Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with Section 2.7; provided, however, that each Term Loan shall continue to bear interest at the rate applicable in accordance with the Old Credit Agreement until such rate is changed in accordance with the terms hereof. Each applicable Lender may maintain its Term Loan to the Borrower by or through any Applicable Lending Office.

               (c) The Term Loan of each applicable Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit L (a "Term Note"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Lender and representing the obligation of the Borrower to pay the unpaid principal amount of the Term Loan made by such Lender, with interest thereon as prescribed in Sections 2.9 and
2.10. Each applicable Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Term Loan, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of any Lender to make any such recordation or notation in the books and records of such Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Term Notes. Each Term Note shall (i) be dated the effective date thereof, (ii) provide for the payment of interest in accordance with Sections 2.9 and 2.10 and (iii) be stated to be payable in accordance with the terms of Section 2.4(e).

               (d) Neither the Agent nor any Lender shall be responsible for the obligation of any other Lender to maintain a Term Loan hereunder, nor will the failure of any Lender to comply with the terms of this Agreement relieve any other Lender or the Borrower of its obligations under this Agreement and the Term Notes.

               (e) The Borrower will repay the Term Loans in 10 quarterly installments of $1,562,500 each, payable on the last Business Day of each January, April, July and October, commencing on July 31, 2002 and ending on October 29, 2004.

        .5 Optional Prepayments; Optional Commitment Reductions.

               (a) The Borrower may, on the last day of any Interest Period with respect thereto in the case of any Revolving Loans that are maintained as LIBOR Loans, or at any time and from time to time in the case of any Revolving Loans that are maintained as Base Rate Loans, prepay such Revolving Loans and/or permanently reduce the Aggregate Revolving Loan Commitment, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable written notice in the case of LIBOR Loans and upon at least one Business Day's irrevocable written notice in the case of Base Rate Loans, from the Borrower to the Agent, specifying the date and amount of prepayment and/or commitment reduction, and whether, if a prepayment, the prepayment is of LIBOR Loans, Base Rate Loans or a combination thereof and, if of a combination thereof, the amount allocable to each. All prepayments of Revolving Loans under this Section 2.5(a) shall be applied first to outstanding Swing Line Loans and then to outstanding Revolving Loans. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable by the Borrower on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Revolving Loans shall be in the aggregate principal amount of $500,000 or an integral multiple of $300,000 in excess thereof.

               (b) The Borrower may, on the last day of any Interest Period with respect thereto in the case of any portion of the Term Loans maintained as LIBOR Loans, or at any time and from time to time in the case of any portion of the Term Loans maintained as Base Rate Loans, prepay such portion, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable written notice in the case of LIBOR Loans and upon at least one Business Day's irrevocable written notice in the case of Base Rate Loans, from the Borrower to the Agent, specifying the date and amount of prepayment, and whether the prepayment is of LIBOR Loans, Base Rate Loans or a combination thereof and, if of a combination thereof, the amount allocable to each. All prepayments of Term Loans under this Section 2.5(b) shall be applied to the scheduled repayment installments of the Term Loans in inverse order of maturity. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable by the Borrower on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans shall be in the aggregate principal amount of $500,000 or an integral multiple of $300,000 in excess thereof.

        .6 Mandatory Prepayments.

               (a) If at any time (i) the sum of (A) the aggregate principal amount of all Revolving Loans outstanding, (B) the aggregate principal amount of all Swing Line Loans outstanding, (C) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (D) the aggregate amount of unreimbursed drawings under all Letters of Credit exceeds the Aggregate Revolving Loan Commitment or (ii) the sum of (A) the aggregate principal amount of all Revolving Loans outstanding, (B) the aggregate principal amount of all Swing Line Loans outstanding, (C) the aggregate principal amount then outstanding of any portion of the Term Loans that has been specified by the Borrower in accordance with Section 2.6(b), (D) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (E) the aggregate amount of unreimbursed drawings under all Letters of Credit exceeds the Borrowing Base, then, in either case, the Borrower shall immediately, without notice or request by the Agent, prepay the Revolving Loans and/or, if a portion of the Term Loans has been specified by the Borrower in accordance with Section 2.6(b), prepay the Term Loans and/or, if such sum exceeds the Borrowing Base, pledge additional cash collateral to the Agent to secure reimbursement of amounts available to be drawn under outstanding Letters of Credit, in an aggregate amount equal to such excess. Each prepayment of Revolving Loans pursuant to this Section 2.6(a) shall be applied first to outstanding Swing Line Loans and thereafter to outstanding Revolving Loans.

               (b) On the day of receipt by the Borrower or any of its Domestic Subsidiaries of any Net Proceeds with respect to an Equity Offering, the Borrower shall prepay the Term Loans and the Leasehold Improvement Loan pro rata in the aggregate amount equal to 100% of such Net Proceeds; provided, however, that the Borrower shall not be required to prepay any or a portion of the Term Loans, as specified by the Borrower, on such day if on such day the Borrower delivers to the Lenders a Borrowing Base Certificate demonstrating that, based upon (i) the "combined A/R and inventory availability" set forth in line 11 of the Borrowing Base Certificate most recently delivered to the Lenders, (ii) the aggregate principal amount of Revolving Loans, and the aggregate Letter of Credit Amount of Letters of Credit, outstanding on such day and (iii) the aggregate principal amount of the Term Loans that the Borrower has so specified will not be prepaid, the Borrowing Base will not be exceeded on such day (i.e., subjecting such principal amount of the Term Loans, together with such amounts of the outstanding Revolving Loans and Letters of Credit, to the limitations of the Borrowing Base), and in such case the form of Borrowing Base Certificate and any and all related provisions of the Loan Documents shall be deemed to be amended to subject the principal amount of the Term Loans outstanding from time to time, together with all Revolving Loans and Letters of Credit outstanding from time to time, to the limitations of the Borrowing Base. On or prior to the date of any such Equity Offering, the Borrower will provide to the Agent the calculations used by the Borrower in determining the amount of any prepayment under this Section 2.6(b).

               (c) On the day of receipt by the Borrower or any of its Domestic Subsidiaries of any Net Proceeds with respect to a Debt Offering (which Debt Offering must be permitted by Section 6.2 or otherwise consented to by the Majority Lenders in their sole discretion), the Borrower shall prepay the Term Loans and the Leasehold Improvement Loan pro rata in the aggregate amount equal to 100% of such Net Proceeds. On or prior to the date of any such Debt Offering, the Borrower will provide to the Agent the calculations used by the Borrower in determining the amount of any such prepayment under this Section 2.6(c).

               (d) Each prepayment pursuant to this Section 2.6 shall be accompanied by payment in full of all accrued interest thereon to and including the date of such prepayment, together with any additional amounts owing pursuant to Section 2.16. All prepayments of the Term Loans under Section 2.6(a), (b) or
(c) shall be applied to the scheduled repayment installments of the Term Loans in inverse order of maturity.

        .7 Conversion and Continuation Options.

               (a) The Borrower may elect from time to time to convert LIBOR Loans to Base Rate Loans, by the Borrower giving the Agent at least two Business Days' prior irrevocable written notice of such election pursuant to a Continuation Notice, provided that any such conversion of LIBOR Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans (other than Swing Line Loans) to LIBOR Loans by the Borrower giving the Agent at least three Eurodollar Business Days' prior irrevocable written notice of such election pursuant to a Continuation Notice. Any such notice of conversion to LIBOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. All or any part of outstanding LIBOR Loans and Base Rate Loans may be converted as provided herein, provided that (i) any such conversion may only be made if, after giving effect thereto, Section 2.8 shall not have been contravened, (ii) no Revolving Loan may be converted into a LIBOR Loan after the date that is one month prior to the Revolving Loan Commitment Expiration Date and (iii) the Borrower shall not have the right to elect to convert to a LIBOR Loan if a Default shall have occurred and be continuing.

               (b) Any LIBOR Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such LIBOR Loan; provided, however, that no LIBOR Loan may be continued as such (i) if, after giving effect thereto, Section 2.8 would be contravened, (ii) after the date that is one month prior to the Revolving Loan Commitment Expiration Date or (iii) if a Default shall have occurred and be continuing; and further provided, however, that, if the Borrower shall fail to give any required notice as described above in this Section or if such continuation is not permitted pursuant to the preceding proviso, such LIBOR Loan shall be automatically converted to a Base Rate Loan on the last day of such then-expiring Interest Period.

        .8 Minimum Amounts of Tranches. All borrowings, conversions and continuations of LIBOR Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the LIBOR Loans comprising each Tranche shall be equal to $3,000,000 or a whole multiple of $100,000 in excess thereof and, in any case, there shall not be more than 8 Tranches.

        .9 Interest Rates and Payment Dates.

               (a) Each Revolving Loan maintained as a LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Adjusted Rate plus the Applicable Revolving Loan Margin. Each Term Loan or portion thereof maintained as a LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Adjusted Rate plus the Applicable Term Loan Margin.

               (b) Each Revolving Loan maintained as a Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Revolving Loan Margin. Each Term Loan or portion thereof maintained as a Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Term Loan Margin.

               (c) Each Swing Line Loan shall be made and maintained as a Base Rate Loan, and shall not be converted into any other Type of loan.

               (d) If any Event of Default shall have occurred and be continuing, all amounts outstanding hereunder shall bear interest at a rate per annum which is the sum of the rate otherwise applicable pursuant to Section 2.9(a), (b) or (c) plus 2% per annum, from the date of the occurrence of such Event of Default until such Event of Default is no longer continuing (after as well as before judgment).

               (e) Interest shall be payable in arrears on each Interest Payment Date; provided, however, that interest accruing pursuant to paragraph (d) of this Section shall be payable on demand.

               (f) For purposes of determining (i) the Applicable Revolving Loan Margin for Revolving Loans, (ii) the Applicable Revolving Loan Margin for the standby letter of credit fees referred to in Section 2.3(e)(iii), (iii) the Applicable Term Loan Margin for Term Loans and (iv) the Maximum Leverage Ratio for the unused-commitment fees referred to in Section 2.17, interest rates on the Loans and such fees shall be calculated on the basis of the Maximum Leverage Ratio set forth in the most recent Covenant Compliance Certificate received by the Agent in accordance with Section 5.1(a) or (b). For accrued and unpaid interest and fees only (no changes being made for interest or fee payments previously made), changes in interest rates on the Loans or in such letter of credit fees attributable to changes in the Applicable Revolving Loan Margin (with respect to Revolving Loans and letter of credit fees), changes in the Applicable Term Loan Margin (with respect to Term Loans) and changes in the Maximum Leverage Ratio (with respect to unused-commitment fees) caused by changes in the Maximum Leverage Ratio shall be calculated upon the delivery of a Covenant Compliance Certificate, and such change shall be effective on Base Rate Loans, LIBOR Loans and such fees from the day which is five days after receipt by the Agent of such Covenant Compliance Certificate. If, for any reason, the Borrower shall fail to deliver a Covenant Compliance Certificate when due in accordance with Section 5.1(a) or (b), and such failure shall continue for a period of ten days, the Revolving Loan Leverage Level shall be deemed to be Revolving Loan Leverage Level 5 (for purposes of determining the Applicable Revolving Loan Margin on Revolving Loans and Letter of Credit fees), the Term Loan Leverage Level shall be deemed to be Term Loan Leverage Level 5 (for purposes of determining the Applicable Term Loan Margin) and the applicable rate under Section 2.17 shall be deemed to be the highest rate set forth in Section
2.17 (for purposes of determining unused-commitment fees), as applicable, in each case retroactive to the date on which the Borrower should have delivered such Covenant Compliance Certificate, and shall continue until a Covenant Compliance Certificate indicating a different Revolving Loan Leverage Level and Term Loan Leverage Level is delivered to the Agent.

        .10 Computation of Interest and Fees.

               (a) Interest on Loans, unused-commitment fees and all other Obligations of the Borrower shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Adjusted Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the LIBOR Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Base Rate is announced or such change in the LIBOR Reserve Requirements becomes effective, as the case may be. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

               (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

        .11 Inability to Determine Interest Rate. In the event that, prior to the first day of any Interest Period, (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Adjusted Rate for such Interest Period or (b) the Agent shall have received notice from the Majority Lenders acting in good faith that the LIBOR Adjusted Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given, (i) any LIBOR Loans requested to be made on the first day of such Interest Period shall accrue interest at the Base Rate, (ii) Loans that were to have been converted on the first day of such Interest Period to LIBOR Loans shall be continued as Base Rate Loans and (iii) any outstanding LIBOR Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further LIBOR Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to LIBOR Loans.

        .12 Pro Rata Treatment and Payments. Each borrowing by the Borrower from the Lenders hereunder, and any reduction of the Aggregate Revolving Loan Commitment, shall be made pro rata according to the respective Revolving Loan Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal and interest amounts of the Revolving Loans then held by the Lenders, and each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal and interest amounts of the Term Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without setoff, deduction or counterclaim and shall be made prior to 11:00 a.m., Los Angeles time, on the due date thereof to the Agent, for the account of the applicable Lenders, at the Agent's office specified in

Section 9.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the applicable Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Loan becomes due and payable on a day other than a Eurodollar Business Day, the maturity thereof shall be extended to the next succeeding Eurodollar Business Day (and interest shall continue to accrue thereon at the applicable rate) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Eurodollar Business Day.

        .13 Illegality. Notwithstanding any other provision herein, if any change after the Closing Date in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender or Applicable Lending Office to make or maintain LIBOR Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert Base Rate Loans to LIBOR Loans shall forthwith be suspended during such period of illegality and (b) the Loans of such Lender or Applicable Lending Office then outstanding as LIBOR Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.16. To the extent that a Lender's LIBOR Loans have been converted to Base Rate Loans pursuant to this Section 2.13, all payments and prepayments of principal that otherwise would be applied to such Lender's LIBOR Loans shall be applied instead to its Base Rate Loans.

        .14 Increased Costs.

               (a) In the event that any change after the Closing Date in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law but, if not having the force of law, generally applicable to and complied with by banks and financial institutions of the same general type as such Lender in the relevant jurisdiction) from any central bank or other Governmental Authority made subsequent to the Closing Date:

                      (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, letters of credit or guarantees issued by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or Applicable Lending Office which is not otherwise included in the determination of the LIBOR Adjusted Rate hereunder; or

                      (ii) shall impose on such Lender or Applicable Lending Office any other condition;

and the result of any of the foregoing is to increase the cost to any LOC Bank of issuing or maintaining any Letter of Credit by an amount which such LOC Bank deems to be material, or to such Lender or Applicable Lending Office by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans, or purchasing or maintaining any participation in a Letter of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall immediately pay to the Agent, for the account of such LOC Bank, such Lender or such Applicable Lending Office, as applicable, at the request of such LOC Bank or such Lender, as applicable, any additional amounts necessary to compensate such LOC Bank or such Lender, as applicable, for such increased cost or reduced amount receivable. If any LOC Bank, any Lender or any Applicable Lending Office becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by such LOC Bank, such Lender or such Applicable Lending Office, through the Agent, to the Borrower shall be conclusive evidence of the accuracy of the information so recorded, absent manifest error. This covenant shall survive the termination of this Agreement, the expiration of the Letters of Credit and the payment of the Notes and all other amounts payable hereunder.

               (b) If, after the Closing Date, the introduction of or any change in any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender, and such Lender (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) determines that the amount of capital maintained by such Lender or such corporation which is attributable to or based upon the Loans, the Letters of Credit, the Revolving Loan Commitments or this Agreement must be increased as a consequence of such introduction or change by an amount deemed by such Lender to be material, then, upon demand of the Agent at the request of such Lender, the Borrower shall immediately pay to the Agent for the account of such Lender, additional amounts sufficient to compensate such Lender or such corporation for the increased costs to such Lender or corporation of such increased capital. Any such demand shall be accompanied by a certificate of such Lender setting forth in reasonable detail the computation of any such increased costs, which certificate shall be conclusive, absent manifest error. This covenant shall survive the termination of this Agreement, expiration of the Letters of Credit and the payment of the Notes and all other amounts payable hereunder.

        .15 Taxes.

               (a) All payments made by the Borrower in respect of the Obligations shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority or any political subdivision or taxing authority thereof or therein, other than Excluded Taxes (all such non-Excluded Taxes being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Lender in respect of the Obligations, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. The Agent or a Lender, as the case may be, shall deliver to the Borrower a certificate in good faith setting forth the amount of such Taxes, the calculation of such Taxes and an explanation of the requirement therefor, all in reasonable detail, and such certificate shall be conclusive, absent manifest error. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Agent, for its own account or for the account of such Lender, as the case may be, a copy of an original official receipt received by the Borrower showing payment thereof or such other evidence of payment reasonably satisfactory to the Agent. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties (and related reasonable fees and expenses of counsel) that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement, the expiration of the Letters of Credit and the payment of the Notes and all other amounts payable hereunder.

               (b) Each Lender that is not organized under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form W-9, W-8BEN or W-8ECI (as applicable to it). Each such Lender also agrees to deliver to the Borrower and the Agent two further copies of the said Form W-9, W-8BEN or W-8ECI (as applicable to it), or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent, unless in any such case an event beyond the control of such Lender (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advised the Borrower and the Agent. Each such Lender shall certify, pursuant to such Forms, that it is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes.

        .16 Indemnity. The Borrower agrees to indemnify each Lender against, to hold each Lender harmless from, and to pay each Lender within 5 Business Days of such Lender's demand the amount of, any liability, loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained (including reasonable fees and expenses of counsel) which such Lender may sustain or incur as a consequence of
(a) default by the Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of LIBOR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making by the Borrower of a prepayment or conversion of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto (including any prepayment required as a result of acceleration of the Loans under Article 7). A Lender's certificate as to such liability, loss or expense shall be deemed conclusive, absent manifest error. This covenant shall survive the termination of this Agreement, the expiration of the Letters of Credit and the payment of the Notes and all other amounts payable hereunder.

        .17 Unused-Commitment Fees. The Borrower agrees to pay to the Lenders an unused-commitment fee to be shared pro rata among the Lenders with respect to the Revolving Loan Commitments for the period from and including the Closing Date to but excluding the Revolving Loan Commitment Expiration Date, based on the daily aggregate Available Revolving Loan Commitments from time to time in effect and computed at the applicable per annum rate set forth below:

                Revolving Loan
                Leverage Level                                       Fee Rate
                --------------                                       --------
                1 (less than or equal to 1.00)                       0.250% per annum
                2 (greater than 1.00 less than or equal to 1.50)     0.375% per annum
                3 (greater than 1.50 less than or equal to 1.75)     0.375% per annum
                4 (greater than 1.75 less than or equal to 2.00)     0.500% per annum
                5 (greater than 2.00)                                0.500% per annum

Such fee shall be payable quarterly in arrears on the last day of each January, April, July and October and on the Revolving Loan Commitment Expiration Date, commencing on the first such date to occur after the Closing Date.

        .18 Mitigation of Costs. If any Lender, by changing its Applicable Lending Office or taking any other reasonable action, so long as making such change or taking such other action is not disadvantageous to it in any financial, regulatory or other respect, can mitigate any adverse effect on the Borrower under Section 2.11, 2.13, 2.14 or 2.15, such Lender shall take such action.

        .19 Quiksilver Europa Equity Pledge. With respect to any foreclosure of the Quiksilver Europa Equity Pledge, the Borrower, the Lenders and the Agent agree as set forth below.

               (a) The Agent shall maintain in accordance with its usual practice an account reflecting (i) the amount of principal lent by each Lender hereunder (including participations in outstanding Letters of Credit), together with any interest, commissions, fees or other sums due or to become due to such Lender, and (ii) the amount of any sum received or recovered by such Lender.

               (b) The Agent shall calculate the amounts due under the accounts referred to above. It is expressly agreed that, for purposes of enforcement of the Quiksilver Europa Equity Pledge, either judicially or extrajudicially, the amount resulting from the calculations referred to above shall be considered due, liquidated and payable by the Borrower, as such amounts are reflected in a certificate issued by the Agent.

               (c) The Agent shall notify the Borrower of the amount due and payable resulting from the calculations described in Section 2.19(b).

               (d) For purposes of undertaking the ordinary executive proceeding (procedimiento ejecutivo ordinario) contemplated by Article 517 et seq. of the Spanish Civil Procedure Law, the Borrower, the Lenders and the Agent expressly agree, for purposes of Article 571 et seq. of such law, that the calculation to determine the amount that may be claimed under such proceeding shall be made by the Agent. Consequently, in order to initiate the ordinary executive proceeding, the following documents shall be sufficient: (i) either an authorized copy (copia autentica) of the notarial deed of pledge (escritura publica) or, alternatively, the original of the notarial deed (poliza) together with a certificate issued by the notary public who intervened in the notarial deed (poliza) attesting that the notarial deed (poliza) coincides with the entries in his or her official registry book and with the dates of such entries; (ii) notarized minutes (acta notarial) attaching the certificate of evidence of debt issued by the Agent, accompanied by debit and credit entries, including interest, showing the specific balance claimed under the enforcement proceeding, and also attesting that the calculation of the debt has been made in the form agreed to by the Borrower, the Lenders and the Agent and that the balance due coincides with that appearing on the account; and (iii) notarized minutes (acta notarial) evidencing that the Borrower has been notified of the due and payable amount resulting from the calculations and liquidation of the account.

        ARTICLE 3. REPRESENTATIONS AND WARRANTIES

        To induce the Lenders and the Agent to enter into this Agreement, to induce the Lenders to make the Loans and participate in the Letters of Credit and to induce the LOC Banks to issue the Letters of Credit, the Borrower hereby represents and warrants to the Agent and each Lender that:

        .1 Organization and Good Standing. The Borrower and each Subsidiary (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority (corporate, partnership, limited liability company and otherwise) to own its properties and to conduct its business as now conducted and as currently proposed to be conducted and (c) is duly qualified to conduct business as a foreign organization, and is currently in good standing, in each state and other jurisdiction in which its failure to be so qualified or in good standing could reasonably be expected to have a Material Adverse Effect. Each state and other jurisdiction in which the Borrower or any Subsidiary is organized or is qualified to conduct business is listed on Schedule 3.1.

        .2 Power and Authority. The Borrower has all requisite power and authority under applicable Requirements of Law to borrow hereunder. The Borrower and each Subsidiary has all requisite power and authority under applicable Requirements of Law to execute, deliver and perform the obligations under the Loan Documents to which it is a party. All actions, waivers and consents (corporate, regulatory and otherwise) necessary for the Borrower and each

Subsidiary to execute, deliver and perform the Loan Documents to which it is a party have been taken and/or received.

        .3 Validity and Legal Effect. This Agreement constitutes, and the other Loan Documents to which the Borrower or any Subsidiary is a party constitute (or will constitute when executed and delivered), the legal, valid and binding obligations of the Borrower and each Subsidiary enforceable against it in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally or by equitable principles relating to enforceability.

        .4 No Violation of Laws or Agreements. The execution, delivery and performance of the Loan Documents (a) will not violate or contravene any material Requirement of Law, (b) will not result in any material breach or violation of, or constitute a material default under, any agreement or instrument by which the Borrower, any Subsidiary or any of its respective property may be bound, and (c) will not result in or require the creation of any Lien (other than pursuant to the Loan Documents) upon or with respect to any properties of the Borrower or any Subsidiary, whether such properties are now owned or hereafter acquired.

        .5 Title to Assets; Existing Encumbrances. The Borrower and each Subsidiary have good and marketable title to all Properties purported to be owned thereby, free and clear of any Liens, except (i) the Liens granted to the Agent for the benefit of the Lenders under the Loan Documents and (ii) the Liens against the assets of Na Pali set forth on Schedule 3.5A. The property and assets of the Borrower and its Subsidiaries are in good order and repair (ordinary wear and tear excepted) and are fully covered by the insurance required under the Loan Documents. Neither the Borrower nor any Domestic Subsidiary has used (or permitted the filing of any financing statement under) any legal or operating name at any time during the twelve consecutive calendar months immediately preceding the execution of this Agreement, except as identified on Schedule 3.5B.

        .6 Taxes and Assessments. The Borrower and each Subsidiary has timely filed all required tax returns and reports (federal, state and local) or has properly filed for extensions of the time for the filing thereof. The Borrower does not have knowledge of any deficiency, penalty or additional assessment due or appropriate in connection with any such taxes. All taxes (federal, state and local) imposed upon the Borrower or any Subsidiary or any of its properties, operations or income have been paid and discharged prior to the date when any interest or penalty would accrue for the nonpayment thereof, except for those taxes being contested in good faith by appropriate proceedings diligently prosecuted and with adequate reserves reflected on the financial statements in accordance with GAAP. There are no taxes imposed on the Borrower or its Subsidiaries by any political subdivision or taxing authority due or payable either on or by virtue of the execution and delivery by the Borrower, the Agent, or the Lenders of this Agreement or any other Loan Document to which the Borrower or the Subsidiaries are party, or on any payment to be made by the Borrower pursuant hereto or thereto.

        .7 Litigation and Legal Proceedings. Except as disclosed on Schedule 3.7, there is no litigation, claim, investigation, administrative proceeding, labor controversy or similar action that is pending or, to the best of the Borrower's knowledge, threatened (i) with respect to any Loan

Document or the transactions contemplated thereby or (ii) against the Borrower or any Subsidiary that, if adversely resolved, could reasonably be expected to have a Material Adverse Effect.

        .8 Accuracy of Financial Information.

               (a) All information previously furnished to the Agent and the Lenders that was prepared by or on behalf of the Borrower concerning the financial condition and operations of the Borrower and its Subsidiaries, including the audited consolidated financial statements of the Borrower as of October 31, 2001 for the fiscal year then ended and the unaudited consolidated financial statements of the Borrower as of April 30, 2002 for the 6-month fiscal period then ended, (A) has been prepared in accordance with GAAP consistently applied, (B) is true, accurate and complete in all material respects, (C) fairly presents the financial condition of the organizations covered thereby as of the dates and for the periods covered thereby and (D) discloses all material liabilities (contingent and otherwise) of the Borrower and its Subsidiaries.

               (b) Since April 30, 2002 there has been no event or condition resulting in a Material Adverse Effect.

        .9 Accuracy of Other Information. All information contained in any material application, schedule, report, certificate, or any other document given to the Agent or any Lender by the Borrower or any other Person in connection with the Loan Documents is in all material respects true, accurate and complete, and no such Person has omitted to state therein (or failed to include in any such document) any material fact or any fact necessary to make such information not misleading. All projections given to the Agent or any Lender by the Borrower or any other Person on behalf of the Borrower have been prepared with a reasonable basis and in good faith making use of such information as was available at the date such projection was made. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made and as of the Closing Date, it being recognized that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

        .10 Compliance with Laws Generally. The Borrower and each Subsidiary is in compliance in all material respects with all Requirements of Law applicable to it, its operations and its properties.

        .11 ERISA Compliance.

               (a) The Borrower and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA, and all rules, regulations and orders implementing ERISA.

               (b) Neither the Borrower, nor any Subsidiary or any ERISA Affiliate thereof maintains or contributes to (or has maintained or contributed to) any Multiemployer Plan under which the Borrower, any Subsidiary or any ERISA Affiliate thereof could have any withdrawal liability.

               (c) Neither the Borrower, nor any Subsidiary or any ERISA Affiliate thereof sponsors or maintains any defined benefit pension plan under which there is an accumulated funding deficiency within the meaning of Section 412 of the Code, whether or not waived.

               (d) The liability for accrued benefits under each defined benefit pension plan that will be sponsored or maintained by the Borrower, any Subsidiary or any ERISA Affiliate thereof (determined on the basis of the actuarial assumptions utilized by the PBGC) does not exceed the aggregate fair market value of the assets under each such defined benefit pension plan.

               (e) The aggregate liability of the Borrower, each Subsidiary and each ERISA Affiliate thereof arising out of or relating to a failure of any employee benefit plan within the meaning of Section 3(2) of ERISA to comply with provisions of ERISA or the Code will not have a Material Adverse Effect.

               (f) There does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent annual report) of the Borrower, any Subsidiary or any ERISA Affiliate thereof under any plan, program or arrangement providing post-retirement, life or health benefits.

               (g) No Reportable Event and no Prohibited Transaction (as defined in ERISA) has occurred or is occurring with respect to any plan with which the Borrower or any Subsidiary is associated.

        .12 Environmental Compliance.

               (a) The Borrower and each Subsidiary has received all permits and filed all notifications necessary under and is otherwise in compliance in all material respects with all national, federal, state and local laws, rules and regulations, whether domestic or foreign, governing the control, removal, storage, transportation, spill, release or discharge of hazardous or toxic wastes, substances and petroleum products, including as provided in the provisions of and the regulations under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, (ii) the Solid Waste Disposal Act,
(iii) the Clean Water Act and the Clean Air Act, (iv) the Hazardous Materials Transportation Act, (v) the Resource Conservation and Recovery Act of 1976 and
(vi) the Federal Water Pollution Control Act Amendments of 1972 (all of the foregoing enumerated and non-enumerated statutes, including any applicable state or local statutes, all as amended, collectively, the "Environmental Control Statutes").

               (b) Neither the Borrower nor any Subsidiary has given any written or oral notice to the Environmental Protection Agency ("EPA") or any state or local agency with regard to any actual or imminently threatened removal, storage, transportation, spill, release or discharge of hazardous or toxic wastes, substances or petroleum products either (i) on properties owned or leased by the Borrower or such Subsidiary or (ii) otherwise in connection with the conduct of its business and operations.

               (c) Neither the Borrower nor any Subsidiary has received notice that it is potentially responsible for costs of clean-up of any actual or imminently threatened spill, release or discharge of hazardous or toxic wastes or substances or petroleum products pursuant to any Environmental Control Statute.

               (d) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Control Statute to which the Borrower or any of its Subsidiaries is named as a party with respect to the Properties or the business conducted at the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Control Statute with respect to the Properties or such business.

        .13 Federal Regulations. No Letter of Credit and no part of the proceeds of any Loans are intended to be or will be used, directly or indirectly for any purpose which violates the provisions of the Regulations of the Board of Governors of the Federal Reserve System. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of Form U-1 referred to in Regulation U.

        .14 Fees and Commissions. Except as required by Section 2.17 or the letter referred to in Section 4.1(f), neither the Borrower nor any Subsidiary owes or will owe any fees or commissions of any kind in connection with this Agreement or the transactions contemplated hereby, and the Borrower does not know of any claim (or any basis for any claim) for any fees or commissions in connection with this Agreement or such transactions.

        .15 Solvency. Immediately prior to, upon and immediately following the execution of this Agreement and the funding of the Loans and the issuance of any Letters of Credit to be funded or issued on the Closing Date, the Borrower, both individually and together with its Subsidiaries, was, is and will be Solvent.

        .16 Investment Company Act; Other Regulations. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

        .17 Nature of Business. Neither the Borrower nor any Subsidiary is engaged in any business other than the ownership and operation of retail apparel stores, the marketing, advertising and promotion of consumer products, the design and arrangement of apparel manufacturing and the importing of apparel and accessories.

        .18 Ranking of Loans. This Agreement and the other Loan Documents to which the Borrower is a party, when executed, and the Loans, when borrowed are and will be the direct and general obligations of the Borrower. The Borrower's obligations hereunder and thereunder rank and will rank at least pari passu in priority of payment to all other senior Indebtedness of the Borrower.

        .19 Subsidiaries. The Borrower has no Subsidiaries other than those listed on Schedule 3.19. As of the date of this Agreement, the Borrower has (a) no Material Domestic Subsidiaries and (b) no Material Foreign Subsidiaries other than Na Pali.

        ARTICLE 4. CONDITIONS PRECEDENT

        .1 Conditions to Closing. This Agreement shall become effective on the Closing Date when, on or before the Closing Date, the following conditions precedent have been satisfied, in form and substance satisfactory to the Agent:

               (a) Amended and Restated Revolving Credit and Term Loan Agreement. The Agent shall have received this Agreement, duly executed and delivered by the Borrower and the Lenders.

               (b) Other Loan Documents. The Agent shall have received (i) the Notes, (ii) the Security Agreement, (iii) Guarantee(s) made by Fidra and Hawk,
(iv) Guarantor Security Agreement(s) made by Fidra and Hawk, (v) an amendment to the Quiksilver Europa Equity Pledge and (vi) all other agreements or instruments required to create or perfect a security interest in the Collateral and/or the Guarantor Collateral, in each case executed and delivered by an officer of the Borrower, Fidra or Hawk, as applicable.

               (c) Incumbency Certificates. The Agent shall have received incumbency certificates for each of the Borrower, Fidra and Hawk, in each case dated as of the Closing Date and executed by such Obligor's Secretary or Assistant Secretary.

               (d) Corporate Proceedings. The Agent shall have received a copy of the resolutions of the Board of Directors of each of the Borrower, Fidra and Hawk authorizing (i) the execution, delivery and performance of the Loan Documents to which such Obligor is or will be a party and (ii) in the case of the Borrower, the borrowings contemplated hereunder, in each case certified by the Secretary or an Assistant Secretary of the Borrower, Fidra or Hawk, as applicable, as of the Closing Date, which certificate states that such resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect.

               (e) Organic Documents. The Agent shall have received copies of the Organic Documents of each of the Borrower, Fidra and Hawk, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower, Fidra or Hawk, as applicable.

               (f) Fees and Costs. The Agent shall have received payment of all fees, costs and expenses, including legal fees (if requested by the Agent) and the fees set forth in the fee side letter executed by the Borrower and the Agent in connection herewith, accrued and unpaid and otherwise due and payable on or before the Closing Date by the Borrower in connection with this Agreement.

               (g) Legal Opinion. The Agent shall have received the executed legal opinion of counsel to the Borrower, Fidra and Hawk, in form and substance satisfactory to the Agent.

               (h) Lien Searches. The Agent shall have received such UCC and other Lien searches as it shall deem necessary.

               (i) Good-Standing Certificates. With respect to the Borrower, Fidra and Hawk, the Agent shall have received a certificate, dated a recent date, of the Secretary of State of the state of formation of such Obligor and each other jurisdiction where such Obligor is required to be qualified to do business under such jurisdiction's law, certifying as to the existence and good standing of, and the payment of taxes by, each Obligor in such state.

               (j) No Default/Representations. No Default shall have occurred and be continuing on the Closing Date or would occur after giving effect to the Loans requested to be made, or Letters of Credit requested to be issued, on the Closing Date, and the representations and warranties contained in this Agreement and each other Loan Document and certificate or other writing delivered to the Lenders in satisfaction of the conditions set forth in this Section 4.1 prior to or on the Closing Date shall be correct in all material respects on and as of the Closing Date, and the Agent shall have received a certificate of the Borrower to such effect in the form of Exhibit D, dated as of the Closing Date and executed by a Responsible Officer of the Borrower.

               (k) Financial Information. The Agent shall have received a Borrowing Base Certificate as of April 30, 2002.

               (l) Additional Proceedings. The Agent shall have received such other approvals, opinions and documents as any Lender, through the Agent, may reasonably request, and all legal matters incident to the making of such Loans and issuance of such Letters of Credit shall be satisfactory to the Agent.

        .2 Conditions to Each Loan or Letter of Credit. The agreement of each Lender to make each Loan, and the agreement of each LOC Bank to issue each Letter of Credit, requested to be made or issued by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan or the issuance of such Letter of Credit, of the following conditions precedent:

               (a) Representations and Warranties; No Default. The following statements shall be true, and the Borrower's acceptance of the proceeds of such Loan or its delivery of an executed Letter of Credit Request shall be deemed to be a representation and warranty of the Borrower on the date of such Loan or as of the date of issuance of such Letter of Credit, as applicable, that:

                      (i) The representations and warranties contained in this Agreement and in each other Loan Document and certificate or other writing delivered to the Lenders prior to, on or after the Closing Date pursuant hereto and on or prior to the date for such Loan or the issuance of such Letter of Credit are correct on and as of such date in all material respects as though made on and as of such date except to the extent that such representations and warranties expressly relate to an earlier date; and

                      (ii) No Default has occurred and is continuing or would result from the making of the Loan to be made on such date or the issuance of such Letter of Credit as of such date.

               (b) Legality. The making of such Loan or the issuance of such Letter of Credit, as applicable, shall not contravene any law, rule or regulation applicable to any Lender or the Borrower or any other Obligor.

               (c) Revolving Borrowing Notice, Swing Line Borrowing Notice, Letter of Credit Request. The Agent shall have received a Revolving Borrowing Notice, Swing Line Borrowing Notice or Letter of Credit Request, as applicable, pursuant to the provisions of this Agreement from the Borrower.

        ARTICLE 5. AFFIRMATIVE COVENANTS

        The Borrower hereby agrees that from and after the Closing Date, so long as any Revolving Loan Commitment remains in effect, any Note remains outstanding and unpaid, any other amount is owing to any Lender or the Agent hereunder or any Letter of Credit remains outstanding:

        .1 Financial Statements.

               (a) Within 105 days after the end of each fiscal year, the Borrower shall deliver to the Lenders a complete set of audited annual consolidated financial statements of the Borrower and unaudited consolidating financial statements with respect to the Borrower, each Domestic Subsidiary (to the extent included in the Borrower's consolidating financial statements immediately before the date hereof), each Material Domestic Subsidiary, QAPL, Na Pali, Quiksilver Europa, Quiksilver Japan Holding (if such a Person exists at any time after Quiksilver Japan becomes a Subsidiary), Quiksilver Japan (if it becomes a Subsidiary and there is no Quiksilver Japan Holding), Ug Holding (if such a Person exists at any time after Ug becomes a Subsidiary), Ug (if it becomes a Subsidiary and there is no Ug Holding) and each other Material Foreign Subsidiary, including a balance sheet, an income statement and a cash flow statement (with accompanying notes and schedules) and a capital expenditure schedule for such fiscal year segmented by domestic and foreign operations. Such financial statements (i) must be prepared in accordance with GAAP consistently applied and (ii) must be certified without qualification by the Accountants. Together with the audited financial statements, the Agent must also receive (A) a certificate signed by the Accountants, at the time of the completion of the annual audit, stating that the financial statements fairly present the consolidated financial condition of the Borrower as of the date thereof and for the periods covered thereby, (B) a certificate executed by the Chief Financial Officer of the Borrower certifying that the financial statements fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and for the period covered thereby and that as of the date of such certificate such officer has obtained no knowledge of any Default except as specified in such certificate and
(C) a Covenant Compliance Certificate.

               (b) Within 60 days after the end of each of the Borrower's first three fiscal quarters, the Borrower shall deliver to the Lenders the unaudited quarterly consolidated financial statements of the Borrower and unaudited consolidating financial statements with respect to the Borrower, each Domestic Subsidiary (to the extent included in the Borrower's consolidating financial statements immediately before the date hereof), each Material Domestic Subsidiary, QAPL, Na Pali, Quiksilver Europa, Quiksilver Japan Holding (if such a Person exists at any time after Quiksilver Japan becomes a Subsidiary), Quiksilver Japan (if it becomes a Subsidiary and there is no Quiksilver Japan Holding), Ug Holding (if such a Person exists at any time after Ug becomes a Subsidiary), Ug (if it becomes a Subsidiary and there is no Ug Holding) and each other Material Foreign Subsidiary, including a balance sheet, an income statement and a cash flow statement (with accompanying notes and schedules). Such financial statements shall be prepared in accordance with GAAP consistently applied. Together with the quarterly financial statements, the Lenders must also receive (i) a certificate executed by the Chief Financial Officer of the Borrower (A) stating that the financial statements fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and for the period covered thereby and (B) certifying that as of the date of such certificate such officer has obtained no knowledge of any Default except as specified in such certificate and (ii) a Covenant Compliance Certificate.

               (c) Within 30 days after the end of each month, the Borrower shall deliver to the Agent, for distribution to the Lenders, a Borrowing Base Certificate as of the end of such month.

               (d) Not later than December 31 of each year, the Borrower shall deliver to the Lenders its projections with respect to the financial performance of the Borrower and its Subsidiaries for the fiscal year commencing on the immediately preceding November 1. Such projections shall include monthly Borrowing Base and cash-flow forecasts, quarterly consolidating balance sheets and quarterly consolidating income statements and shall otherwise be in form and scope reasonably satisfactory to the Agent.

        .2 Certificates; Other Information. The Borrower shall furnish to the Agent, for distribution to the Lenders:

               (a) within 10 days after the same are filed, copies of all financial statements and reports which the Borrower or any Subsidiary may make to, or file with, the Securities and Exchange Commission or any successor Governmental Authority;

               (b) promptly but, in any event, within 10 days after receipt thereof, copies of all financial reports (including management letters), if any, submitted to the Borrower or any Subsidiary by the Accountants in connection with any annual or interim audit of the books thereof;

               (c) as soon as possible and in any event within five Business Days after the occurrence of a Default or, in the good faith determination of a Responsible Officer of the Borrower, a Material Adverse Effect, the written statement by a Responsible Officer of the

Borrower, setting forth the details of such Default or Material Adverse Effect and the action which the Borrower proposes to take with respect thereto;

               (d) (A) as soon as possible and in any event within 30 days after the Borrower knows or has reason to know that any Termination Event with respect to any Plan has occurred, a statement of a Responsible Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower proposes to take with respect thereto, (B) promptly and in any event within ten days after receipt thereof by the Borrower or any ERISA Affiliate of the Borrower from the PBGC, copies of each notice received by the Borrower or such ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan maintained for or covering employees of the Borrower or any Subsidiary if the present value of the accrued benefits under the Plan exceeds its assets by an amount in excess of $500,000 and (D) promptly and in any event within ten days after receipt thereof by the Borrower or any ERISA Affiliate of the Borrower from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by the Borrower or such ERISA Affiliate concerning the imposition or amount of withdrawal liability under
Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA;

               (e) promptly after the commencement thereof, but in any event not later than 10 days after service of process with respect thereto on, or the obtaining of knowledge by, the Borrower or any Subsidiary, notice of (i) each material action, suit or proceeding before any Governmental Authority and (ii) any claim under any Environmental Control Statute;

               (f) promptly upon any Subsidiary's becoming a Material Domestic Subsidiary or a Material Foreign Subsidiary, or upon the Borrower's direct or indirect creation or acquisition of a Material Domestic Subsidiary or a Material Foreign Subsidiary, notice of the same; and

               (g) promptly, such additional financial information as any Lender, through the Agent, may from time to time reasonably request.

        .3 Payment of Obligations. The Borrower shall, and shall cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature (including all taxes, assessments, governmental charges and levies), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or such Subsidiaries, as the case may be.

        .4 Conduct of Business; Maintenance of Existence and Licenses; Contractual Obligations. The Borrower shall, and shall cause each of its Subsidiaries to, (a) continue to engage in business of the same general type as conducted by the Borrower and such Subsidiaries as of the date hereof, (b) preserve, renew and keep in full force and effect its corporate or other legal existence, unless the Board of Directors of any Subsidiary other than a Material Domestic

Subsidiary or a Material Foreign Subsidiary determines that the preservation of its corporate or other legal existence is no longer desirable, and the loss thereof could not reasonably be expected to have a Material Adverse Effect, (c) maintain all rights, registrations, licenses, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to so maintain would not have a Material Adverse Effect, and
(iv) comply with all Contractual Obligations except to the extent that failure to comply therewith would not have a Material Adverse Effect.

        .5 Maintenance of Property; Insurance. The Borrower shall, and shall cause each of its Subsidiaries to, keep all property useful or necessary in its business in good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies or associations insurance on such of its property in at least such amounts and against such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Agent evidence of the continued effectiveness of such insurance at all times (but with respect to Foreign Subsidiaries, only upon request by the Agent). All such policies of insurance on the property of the Borrower and the Domestic Subsidiaries shall contain an endorsement, in form and substance satisfactory to the Agent, (a) showing the Agent, for the benefit of the Lenders, as additional insured or loss payee, as appropriate, and (b) providing that the insurance companies will give the Agent at least 20 days' prior written notice before any such policy or policies of insurance shall be materially altered or canceled. All policies of insurance required to be maintained under this Agreement shall be in customary form and with insurers reasonably acceptable to the Agent and all such policies shall be in such amounts as shall be customary for similar companies in the same or similar business in the same geographical area. The Borrower shall deliver to the Agent insurance certificates certified by the Borrower's insurance brokers, as to the existence and effectiveness of each policy of insurance and evidence of payment of all premiums then due and payable therefor. In addition, the Borrower shall notify the Agent promptly of any occurrence causing a material loss of any insured Property and the estimated (or actual, if available) amount of such loss. In addition, the Borrower shall cause the insurance policies maintained by it and the Domestic Subsidiaries to be in conformity with the following:

                      (i) Each policy for liability insurance shall provide for all losses to be payable to the Agent and the Borrower or a Domestic Subsidiary (as the case may be), as their respective interests may appear, and each policy for property damage insurance shall, to the extent applicable to equipment and inventory, provide for all losses (except for losses of less than $1,000,000 per occurrence, which may be paid directly to the Borrower or such Domestic Subsidiary, as applicable) to be paid directly to the Agent.

                      (ii) Reimbursement under any liability insurance maintained by the Borrower or its Subsidiaries pursuant to this Section 5.5 may be paid directly to the Person who shall have incurred liability covered by such insurance. In the case of any loss involving damage to equipment or inventory as to which clause (iii) of this Section 5.5 is not applicable, the Borrower will make or cause to be made the necessary repairs to or replacements of such equipment or inventory, and any proceeds of insurance maintained by the Borrower or its Domestic Subsidiaries pursuant to this Section 5.5 shall be paid by the insurer or the Agent, as applicable, to the Borrower or the applicable Domestic Subsidiary, upon presentation of invoices and other evidence of obligations, as reimbursement for the costs of such repairs or replacements. Any such payment by the Agent shall not be unreasonably withheld or delayed.

                      (iii) Upon the occurrence and during the continuance of a Default, all insurance proceeds in respect of any equipment or inventory shall be paid to the Agent and applied in repayment of the Loans in such order as the Agent may reasonably determine, but in any event pro rata among the Lenders.

        .6 Inspection of Property; Books and Records; Discussions. The Borrower shall, and shall cause each of its Subsidiaries to, (a) keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all material dealings and transactions in relation to its business and activities and (b) upon reasonable notice and at such reasonable times during usual business hours, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its Accountants, including for the purpose of conducting Field Exams, which shall be conducted at least annually.

        .7 Environmental Laws. The Borrower shall, and shall cause each of its Subsidiaries to:

               (a) Comply in all material respects with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Control Statutes and obtain and comply in all material respects with any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Control Statutes;

               (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Control Statutes and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Control Statutes except to the extent that the same are being contested in good faith by appropriate proceedings; and

               (c) Defend, indemnify and hold harmless the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Control Statutes applicable to the operations of the Borrower or any of its Subsidiaries, or the Borrower's or any of its Subsidiaries' interest in Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement, the expiration of the Letter of Credit and the payment of the Notes and all other amounts payable hereunder.

        .8 Use of Proceeds. The Borrower will use the proceeds of the Revolving Loans and the Swing Line Loans solely to provide funds for working capital, capital expenditures, acquisitions permitted by Section 6.7(d) or (g) and general corporate purposes of the Borrower and its Domestic Subsidiaries. The Borrower will use the proceeds of the Term Loans solely to refinance the unpaid principal amount of the "Term Loans" outstanding under the Old Credit Agreement. Commercial Letters of Credit shall be used only for the purpose of supporting purchases of inventory by the Borrower and its Domestic Subsidiaries. Standby Letters of Credit shall be used only to provide support for direct business activities of the Borrower as agreed to by the Agent. Notwithstanding anything herein to the contrary, no Loan or Letter of Credit shall be used for the purchasing or carrying of any Margin Stock.

        .9 Compliance with Laws, Etc. The Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all applicable Requirements of Law.

        .10 Guarantees, Etc.

               (a) The Borrower will cause each of its Material Domestic Subsidiaries to execute and deliver to the Agent, promptly upon request thereby,
(i) a Guarantee guaranteeing the Obligations, (ii) a Guarantor Security Agreement granting to the Agent, for the benefit of the Lenders, a security interest in the tangible and intangible personal property (excluding trademarks, trade names and other intellectual-property rights) of such Domestic Subsidiary, together with appropriate Lien searches requested by the Agent indicating the Lenders' first-priority Lien on such personal property and (iii) UCC-1 Financing Statements, duly executed by such Subsidiary, in form and substance satisfactory to the Agent and, in connection with such deliveries, cause to be delivered to the Agent (A) a favorable written opinion of counsel satisfactory to the Agent as to such matters relating thereto as any Lender through the Agent may reasonably request, in form and substance satisfactory to the Agent, (B) such other agreements, instruments, approvals or other documents as any Lender through the Agent may reasonably request, and (C) copies of the organizational documents, resolutions and incumbency certificates of such Domestic Subsidiary.

               (b) The Borrower will, and will cause each Material Foreign Subsidiary and each Subsidiary holding any equity interest in a Material Foreign Subsidiary to, deliver to the Agent, promptly upon request thereby, (i) a pledge of 65% of the equity interests in such Foreign Subsidiary (or such greater amount of such equity interests as shall not cause the Borrower to incur material adverse tax consequences under United States tax law), (ii) such agreements, certificates, filings, notices, consents and other actions as the Agent may request to evidence and perfect such pledge and (iii) an executed legal opinion of local counsel to the Borrower, such Foreign Subsidiary and such Subsidiary in form and substance, and from a firm of attorneys, reasonably acceptable to the Agent; provided, however, that no such deliveries shall be required with respect to any Material Foreign Subsidiary which is wholly-owned by a Foreign Subsidiary with respect to which the Borrower has complied with this Section 5.10(b).

        ARTICLE 6. NEGATIVE COVENANTS

        The Borrower hereby agrees that from and after the Closing Date, so long as any Revolving Loan Commitment remains in effect, any Note remains outstanding and unpaid, any other amount is owing to any Lender or the Agent hereunder or any Letter of Credit remains outstanding:

        .1 Financial Condition Covenants. The Borrower shall not:

               (a) Maximum Leverage Ratio Permit the Maximum Leverage Ratio of the Borrower and its Subsidiaries on a consolidated basis, as of the end of any fiscal quarter of the Borrower, to exceed (i) 2.25:1 as of April 30, 2002, (ii) 2.30:1 as of July 31, 2002 or (iii) 2.00:1 as of the end of any fiscal quarter thereafter.

               (b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries on a consolidated basis, as of the end of any fiscal quarter of the Borrower, to be less than 1.25:1.

               (c) Minimum Profitability. Permit, with respect to the Borrower and its Subsidiaries on a consolidated basis, a net loss to exist for any two consecutive fiscal quarters of the Borrower.

        .2 Limitation on Indebtedness. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness, and shall not permit any of its Domestic Subsidiaries, Quiksilver Europa, Quiksilver Japan Holding (if it becomes a Subsidiary), Quiksilver Japan (if it becomes a Subsidiary), Ug Holding (if it becomes a Subsidiary), Ug (if it becomes a Subsidiary), QAPL or QIPL to create, incur, assume or suffer to exist any Indebtedness, except for:

               (a) Indebtedness created hereunder and under the other Loan Documents;

               (b) Indebtedness of the Borrower outstanding on the date hereof and listed on Schedule 6.2;

               (c) Indebtedness (i) evidenced by performance bonds issued in the ordinary course of business or reimbursement obligations in respect thereof, provided that such Indebtedness, when combined with Indebtedness permitted by
Section 6.2(i), does not exceed $5,000,000 in aggregate principal amount at any time outstanding, (ii) evidenced by a letter of credit facility related to insurance associated with claims for work-related injuries or (iii) for bank overdrafts incurred in the ordinary course of business that are promptly repaid;

               (d) trade credit incurred to acquire goods, supplies and services incurred in the ordinary and normal course of business;

               (e) Lease Expenses;

               (f) Indebtedness of the Borrower with respect to the Leasehold Improvement Loan;

               (g) Indebtedness of QAPL to the former shareholders of QIPL for the deferred purchase price for the acquisition of the shares of QIPL by QAPL, and Indebtedness of the Borrower in respect of its guaranty of such Indebtedness of QAPL;

               (h) Indebtedness of Quiksilver Japan Holding (if it becomes a Subsidiary), Quiksilver Japan (if it becomes a Subsidiary), Ug Holding (if it becomes a Subsidiary) and/or Ug (if it becomes a Subsidiary) not exceeding $10,000,000 in aggregate principal amount at any time outstanding; and

               (i) Indebtedness of the Borrower in addition to the foregoing, provided that such Indebtedness, when combined with Indebtedness permitted by
Section 6.2(c)(i), does not exceed $5,000,000 in aggregate principal amount at any time outstanding.

        .3 Limitation on Liens. The Borrower shall not, and shall not permit any of its Domestic Subsidiaries, Quiksilver Europa, Quiksilver Japan Holding (if it becomes a Subsidiary), Quiksilver Japan (if it becomes a Subsidiary), Ug Holding (if it becomes a Subsidiary), Ug (if it becomes a Subsidiary), QAPL or QIPL to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues (including trademarks, copyrights and other intellectual-property rights), whether now owned or hereafter acquired, except for:

               (a) Liens created hereunder or under any of the other Loan Documents;

               (b) Liens existing on any Property (other than trademarks, copyrights and other intellectual-property rights) at the time of its acquisition and not created in anticipation of such acquisition;

               (c) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower, its Domestic Subsidiaries, Quiksilver Europa, Quiksilver Japan Holding (if it becomes a Subsidiary), Quiksilver Japan (if it becomes a Subsidiary), Ug Holding (if it becomes a Subsidiary), Ug (if it becomes a Subsidiary), QAPL or QIPL, as the case may be, in conformity with GAAP or accounting principles generally accepted in Spain, Japan or Australia, as applicable;

               (d) Liens created by operation of law not securing the payment of Indebtedness for money borrowed or guaranteed, including carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 45 days or which are being contested in good faith by appropriate proceedings;

               (e) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

               (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

               (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, would not cause a Material Adverse Effect;

               (h) Liens in favor of the Leasehold Improvement Lender securing the Leasehold Improvement Loan, which Liens are subject to the terms of the Intercreditor Agreement;

               (i) any Lien on assets (other than trademarks, copyrights and other intellectual-property rights) of Quiksilver Japan Holding (if it becomes a Subsidiary), Quiksilver Japan (if it becomes a Subsidiary), Ug Holding (if it becomes a Subsidiary) or Ug (if it becomes a Subsidiary) securing Indebtedness of such Person permitted under Section 6.2(h); and

               (j) Liens securing Indebtedness incurred after the date hereof to purchase, or to finance the purchase of, fixed assets, provided that (i) any such Lien is limited to the fixed asset or assets acquired or financed, and any subsequent improvements thereto, and (ii) such Indebtedness is otherwise permitted under Section 6.2(i).

        .4 Limitation on Fundamental Changes. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except as permitted by Section 5.4, or create or acquire any Subsidiary, or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property, business or assets, except that the Borrower may consummate Acquisitions permitted by Section 6.7.

        .5 Limitation on Sale of Assets. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any Asset Disposition unless (i) such Asset Disposition is for fair market value, (ii) the consideration for such Asset Disposition is all cash, (iii) no Default has occurred and is continuing or would result from such Asset Disposition and (iv) the consideration for such Asset Disposition, when aggregated with the consideration for all previous Asset Dispositions during the same calendar year, does not exceed $10,000,000.

        .6 Limitation on Dividends. The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) if a corporation, declare or pay any dividend (other than dividends payable solely in common stock of the Borrower or its Subsidiaries) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or its Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, and (b) if a partnership or a limited liability company, make any distribution with respect to the ownership interests therein, or, in either case, any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasance, retirements, acquisitions and distributions being herein called "Restricted Payments"); provided, however, that (i) from and including November 1, 2002 to but excluding the Revolving Loan Commitment Expiration Date, the Borrower shall be permitted to make payments on account of, and set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any shares of its common stock, or any warrants or options to purchase its common stock, not exceeding $20,000,000 in the aggregate, so long as no Default has occurred and is continuing or would be caused by any of the foregoing, (ii) the Borrower and its Subsidiaries shall be permitted to make other Restricted Payments so long as no Default has occurred and is continuing or would be caused thereby and (iii) the Subsidiaries shall in any case be permitted to pay cash dividends and other distributions, directly or indirectly, to the Borrower.

        .7 Limitation on Investments, Loans and Advances. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in (any of the foregoing, an "investment"), any Person, or otherwise make any Acquisition, except for:

               (a) the Borrower's ownership interests in its current
Subsidiaries;

               (b) investments in marketable securities, liquid investments and other financial instruments that are acquired for investment purposes and may be readily sold or otherwise liquidated, that have a value which may be readily established and which are investment grade;

               (c) extensions of trade credit in the ordinary course of business;

               (d) Acquisitions of Persons or businesses in the same line of business as that described in Section 3.17, provided that (i) no Default has occurred and is continuing or would result from the consummation of such Acquisition (and the Borrower shall have delivered to the Agent a Covenant Compliance Certificate showing pro forma calculations, as of the most recent quarter-end for which a Covenant Compliance Certificate has been provided by the Borrower and as of each additional quarter-end through the Revolving Loan Commitment Expiration Date, assuming such Acquisition had been consummated),
(ii) the aggregate Consideration therefor shall not exceed $15,000,000, (iii) the Agent shall have received, reviewed and approved all documents requested by the Agent to insure that the Lenders have a first-priority security interest in, and assignment of, all personal property assets and interests acquired (excluding intellectual property), to the extent that a security interest in such assets and interests is required by the terms of this Agreement, including consents of third parties if reasonably requested, and (iv) such Acquisition is not opposed by the Person to be, or whose business is to be, acquired;

               (e) investments existing on the date hereof and listed on
Schedule 6.7;

               (f) loans and advances to officers and employees of the Borrower or any Subsidiary, provided that such loans and advances do not exceed $1,000,000 in aggregate principal amount at any time outstanding;

               (g) acquisition of all of the shares of capital stock of QIPL by QAPL;

               (h) acquisition of all of the shares of capital stock of Na Pali by Quiksilver Europa; and

               (i) acquisition of shares of capital stock of Quiksilver Japan and/or Ug, either directly or through Quiksilver Japan Holding and/or Ug Holding, provided that (i) each such acquisition is of at least a majority of the shares of the company whose shares are being acquired, (ii) no Default has occurred and is continuing or would result from the consummation of either such acquisition (and the Borrower shall have delivered to the Agent a Covenant Compliance Certificate showing pro forma calculations, as of the most recent quarter-end for which a Covenant Compliance Certificate has been provided by the Borrower and as of each additional quarter-end through the Revolving Loan Commitment Expiration Date, assuming such acquisition(s) had been consummated),
(iii) the consideration for such acquisitions is composed solely of stock of the Borrower and does not exceed the equivalent of $100,000,000 in the aggregate for both such acquisitions, (iv) each such acquisition is accretive to the cash flow of the Borrower and its Subsidiaries, (v) the Agent has received all documents reasonably requested by the Agent with respect to each such acquisition, including (A) a fairness opinion that has been accepted by the Borrower's Board of Directors, and is issued by a Person acceptable to the Agent, with respect to the purchase price to be paid by the Borrower for each such acquisition (provided that neither the Agent nor any Lender shall be entitled to rely on such opinion), (B) the most recent annual and, if applicable, interim balance sheets and income statements for each company so acquired (i.e., Quiksilver Japan and/or Ug) and (C) a pro forma closing balance sheet for each such company, (vi) neither such acquisition is opposed by the company to be acquired and (vii) within 60 days after each such acquisition, the Borrower complies with
Section 5.10(b) with respect to the company acquired (irrespective of whether such company is a Material Foreign Subsidiary).

        .8 Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate or with any Subsidiary that has not executed a Guarantee and Guarantor Collateral Documents, unless such transaction is in the ordinary course of the Borrower's or such Subsidiary's business and is upon terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate or a Subsidiary.

        .9 Fiscal Year. The Borrower shall not permit its fiscal year or the fiscal year of any of its Subsidiaries (other than Foreign Subsidiaries) to end on a day other than October 31.

        .10 Sale-Leaseback Transactions. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, assign or otherwise transfer any of its Properties, rights or assets (whether now owned or hereafter acquired) to any Person and thereafter directly or indirectly lease back the same or similar property for consideration exceeding $5,000,000 in the aggregate in any calendar year.

        .11 Unfunded Liabilities. The Borrower shall not permit unfunded liabilities for any and all Plans maintained for or covering employees of the Borrower or any Subsidiary to exceed $500,000 in the aggregate at any time.

        .12 Hedging Obligations. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any Hedging Arrangement, except that the Borrower or any Subsidiary may enter into any Hedging Arrangement that (a) is of a non-speculative nature,
(b) is for the purpose of hedging the Borrower's or such Subsidiary's reasonably estimated interest rate, foreign currency or commodity exposure and (c) in the case of the Borrower or any Domestic Subsidiary, is with a Lender.

        ARTICLE 7. EVENTS OF DEFAULT

        If any of the following events shall occur and be continuing:

               (a) The Borrower shall fail to pay any principal on any Note when due, or the Borrower shall fail to pay any interest on any Note, any fee referred to in this Agreement or the letter referred to in Section 4.1(f) or any other amount payable hereunder when due; or

               (b) Any representation or warranty made or deemed made by any Obligor herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

               (c) The Borrower shall default in the observance or performance of any agreement contained in Section 5.2(c), 5.5 (limited to the second clause of the first sentence thereof), 5.6, 5.8 or 5.10 or in any provision of Article 6; or

               (d) Any Obligor shall default in the observance or performance of any other material agreement contained in this Agreement or the other Loan Documents (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Agent to the Borrower and (ii) actual knowledge thereof by a Responsible Officer of such Obligor; or

               (e) Any material provision of any Loan Document shall at any time for any reason be declared null and void, or the validity or enforceability of any Loan Document shall at any time be contested by any Obligor, or a proceeding shall be commenced by any Obligor, or by any Governmental Authority or other Person having jurisdiction over any Obligor, seeking to establish the invalidity or unenforceability thereof, or any Obligor shall deny that it has any liability or obligation purported to be created under any Loan Document; or

               (f) Any Obligor shall (i) default in any payment of principal or interest, regardless of the amount, due in respect of any (A) Indebtedness (other than the Notes), issued under the same indenture or other agreement, if the original principal amount of Indebtedness covered by such indenture or agreement is $750,000 or greater or (B) Guarantee Obligation with respect to an amount of $750,000 or greater, in either case beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, whether or not such default has been waived by the holders of such Indebtedness or Guarantee Obligation; or (ii) default in the observance or performance of any other material agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable or such Indebtedness to be required to be defeased or purchased; or any "Event of Default" under the Term Loan Agreement (as defined in the Intercreditor Agreement) shall occur; provided, however, that any default by an Obligor under a Guarantee Obligation with respect to a real property lease shall not constitute a Default under this Section 7(f) if such Obligor is contesting the validity of such default in good faith by appropriate proceedings, such Obligor is maintaining reserves in conformity with GAAP with respect thereto and such default could not reasonably be expected to have a Material Adverse Effect; or

               (g) (i) Any Obligor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any Obligor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Obligor any case, proceeding or other action of a nature referred to in clause
(i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against any Obligor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Obligor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Obligor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due or there shall be a general assignment for the benefit of creditors; or

               (h) (i) Any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee would reasonably be expected to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA (other than a standard termination) or (v) the Borrower or any Commonly Controlled Entity would reasonably be expected to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a

Multiemployer Plan; and in each case regarding clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to subject any Obligor to any tax, penalty or other liabilities in the aggregate to exceed $500,000; or

               (i) One or more judgments or decrees shall be entered against any Obligor involving in the aggregate a liability (not paid or fully covered by insurance) of $250,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof or in any event five days before the date of any sale pursuant to such judgment or decree; or any non-monetary judgment or order shall be entered against any Obligor that is reasonably likely to have a Material Adverse Effect and either (i) enforcement proceedings shall have been commenced by any Person upon such judgment which has not been stayed pending appeal or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (j) Any material provision of any Loan Document, after delivery thereof pursuant to the provisions hereof, shall, for any reason, cease to be valid or enforceable in accordance with its terms, or any security interest created under any Loan Document shall, for any reason, cease to be a valid and perfected first-priority Lien (except as permitted by Section 6.3) in any material portion of the Collateral, the Guarantor Collateral or the property purported to be covered thereby; or

               (k) Any event or condition shall occur which the Majority Lenders reasonably believe could have a Material Adverse Effect;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (g) above, automatically the Revolving Loan Commitments and the commitment to issue Letters of Credit shall immediately terminate and the Loans made to the Borrower hereunder (with accrued interest thereon) and all other Obligations shall immediately become due and payable and, to the extent any Letters of Credit are then outstanding, the Borrower shall make a cash collateral deposit, to be held by the Agent as collateral under the Security Agreement, in the amount equal to the aggregate Letter of Credit Amount of such Letters of Credit and (B) if such event is any other Event of Default, with the consent of the Majority Lenders the Agent may, or upon the request of the Majority Lenders the Agent shall, take any or all of the following actions: (i) by notice to the Borrower declare the Revolving Loan Commitments and the commitment to issue Letters of Credit to be terminated forthwith, whereupon the Revolving Loan Commitments and the commitment to issue Letters of Credit shall immediately terminate; and (ii) by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other Obligations under this Agreement and the Notes to be due and payable forthwith, whereupon (x) the same shall immediately become due and payable and (y) to the extent any Letters of Credit are then outstanding, the Borrower shall make a cash collateral deposit, to be held by the Agent as collateral under the Security Agreement, in an amount equal to the aggregate Letter of Credit Amount of the Letters of Credit outstanding. In all cases, with the consent of the Majority Lenders, the Agent may enforce any or all of the Liens and security interests and other rights and remedies created pursuant to any Loan Document or available at law or in equity. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

        ARTICLE 8. THE AGENT

        .1 Appointment. Each Lender hereby irrevocably designates and appoints Union Bank of California, N.A. as Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Union Bank of California, N.A., as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

        .2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

        .3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any Subsidiary or any other Obligor or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Borrower, any Subsidiary or any other Obligor to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower, any Subsidiary or any other Obligor.

        .4 Reliance by the Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), the Accountants and independent accountants and other experts selected by the

Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders or all Lenders, as it deems appropriate, or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense (except to the extent incurred as a result of the Agent's gross negligence or willful misconduct) which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Majority Lenders or all Lenders, as may be required, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

        .5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall use its best efforts to give prompt notice thereof to the Lenders; provided, however, that no failure or delay by the Agent in giving such notice shall relieve any Lender of any obligation hereunder or give rise to any liability of the Agent. The Agent shall take such action with respect to such Default as shall be reasonably directed by the Majority Lenders or all Lenders as appropriate; provided, however, that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders or as the Agent shall believe necessary to protect the Lenders' interests in the Collateral or the Guarantor Collateral.

        .6 Non-Reliance on the Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, any Subsidiary or any other Obligor, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, each Subsidiary and the other Obligors and made its own decision to make its Loans, and participate in Letters of Credit, hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, its Subsidiaries and the other Obligors. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower, any

Subsidiary or any other Obligor which may come into the possession of the Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

        .7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower, its Subsidiaries or the other Obligors and without limiting the obligation of such Persons to do
so), ratably according to the respective aggregate amounts of their Revolving Loan Commitments and, if applicable, Term Loans, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including the allocated cost of internal counsel), expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent, in its capacity as Agent, but not as a Lender hereunder, in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Notes and all other amounts payable hereunder and the expiration of the Letters of Credit.

        .8 The Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, any Subsidiary and the other Obligors (including the extension of the Leasehold Improvement Loan to the Borrower) as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to the Agent, the Loans made or renewed and the Letters of Credit issued or participated in by the Agent, and any Note issued to the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

        .9 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower (which consent shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. In addition, after the replacement of an Agent hereunder, the retiring Agent shall remain a party hereto and shall continue to have all the rights and obligations of an Agent under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

        .10 Syndication Agent and Documentation Agent. Neither the Syndication Agent, in its capacity as such, nor the Documentation Agent, in its capacity as such, shall have any rights, powers, duties or obligations under this Agreement or any of the other Loan Documents.

        ARTICLE 9. MISCELLANEOUS

        .1 Amendments and Waivers. Neither this Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. With the prior written consent of the Majority Lenders and the Borrower (and, in the case of any Loan Document other than this Agreement, the relevant Obligor), the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purposes of adding any provisions to this Agreement or the Notes or the other Loan Documents or changing in any manner the rights of the Lenders, the Borrower or any other Obligor hereunder or thereunder or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement or the Notes or the other Loan Documents or any Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) (a) reduce the amount or extend the maturity of any Note or any installment due thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce the amount or extend the time of payment of any fee, indemnity or reimbursement payable to any Lender hereunder, or change the amount of any Lender's Revolving Loan Commitment, or amend, modify or waive any provision of Section 2.5 or 2.6, in each case without the written consent of each Lender affected thereby; or (b) amend, modify or waive any provision of this Section 9.1 or reduce the percentage specified in or otherwise modify the definition of "Majority Lenders," or consent to the assignment or transfer by any Obligor of any of its rights and obligations under this Agreement and the other Loan Documents (except as permitted under Section 6.4); or (c) release any Obligor from any liability under its respective Loan Documents; or (d) release any material portion of the Collateral or any material portion of the Guarantor Collateral, except for any Asset Disposition permitted by this Agreement or any other Loan Document; or (e) amend, modify or waive, directly or indirectly, any of the provisions of Section 2.1(e), 2.12, 2.13 or 7(g); or (f) amend, modify or waive, directly or indirectly, the definition of "Borrowing Base" in Section 1.1; or (g) amend, modify or waive any provision of this Agreement requiring the consent or approval of all Lenders, in each case set forth in clauses (i)(b) through (i)(g) above without the written consent of all the Lenders; or (ii) change the amount of the Swing Line Commitment or amend, modify or waive any provision of Section 4.2 with respect to the making of a Swing Line Loan, without the written consent of the Swing Line Lender; or
(iii) amend, modify or waive any provision of Section 4.2 with respect to the making of a Revolving Loan or the issuance of a Letter of Credit without the written consent of the Majority Revolving Loan Lenders; or (iv) reduce the percentage specified in, or otherwise modify the definition of, "Majority Revolving Loan Lenders," without the written consent of all of the Revolving Loan Lenders; or (v) amend, modify or waive any provision of Article 8 without the written consent of the then Agent, or any provision affecting the rights and duties of any LOC Bank as the issuer of Letters of Credit without the consent of such LOC Bank. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Obligors, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the other Obligors, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default, or impair any right consequent thereon.

        .2 Notices. All notices, requests and demands or other communications to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being deposited in the United States mail, certified and postage prepaid and return receipt requested, or, in the case of telecopy notice, when received, in each case addressed as follows in the case of the Borrower and the Agent, and as set forth on the signature page hereto, or in the Assignment and Acceptance pursuant to which a Person becomes a party hereto, in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

        The Borrower:      Quiksilver, Inc.
                           15202 Graham Street
                           Huntington Beach, California 92649
                           Attention: Steven L. Brink
                           Telecopy: (714) 889-2322

        The Agent:         Union Bank of California, N.A., as Agent
                           18300 Von Karman Avenue, Suite 310
                           Irvine, California 92612
                           Attention: Margaret Furbank
                           Telecopy: (949) 553-7122

provided, however, that any notice, request or demand to or upon the Agent or the Lenders pursuant to Section 2.1, 2.2, 2.3, 2.5 or 2.7 shall not be effective until received.

        .3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        .4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

        .5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable costs and out-of-pocket expenses (including travel and other expenses incurred by it or its agents in connection with performing due diligence with regard hereto) incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including syndication efforts in connection with this Agreement, the reasonable fees and disbursements of counsel to the Agent (including the allocated costs of internal counsel to the Agent) and Field Exams, (b) to pay or reimburse the Agent and each Lender for all its reasonable costs and out-of-pocket expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or any insolvency or bankruptcy proceeding, including reasonable fees and disbursements of legal counsel and financial advisors to the Agent and each Lender (including the allocated costs of internal counsel to the Agent), (c) to pay, indemnify and hold harmless each Lender and the Agent from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents and (d) to pay, and indemnify and hold harmless each Lender and the Agent from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including the allocated cost of internal counsel and the reasonable legal fees and disbursements of outside counsel to the Lenders and the Agent), expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes and the other Loan Documents, the Acquisitions or the use of the proceeds of the Loans or the Letters of Credit and any such other documents (all the foregoing, collectively, the "indemnified liabilities"), provided, however, that the Borrower shall have no obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or such Lender. The agreements in this Section shall survive repayment of the Notes and all other amounts payable hereunder. The Agent and the Lenders agree to provide reasonable details and supporting information concerning any costs and expenses required to be paid by the Borrower pursuant to the terms hereof.

        .6 Successors and Assigns; Participations; Purchasing Lenders.

               (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of each Lender.

               (b) Any Lender may, in the ordinary course of its commercial banking or finance business and in accordance with applicable law, at any time sell to one or more lenders or financial institutions ("Participants") participating interests in any Loan owing to such Lender, any Letter of Credit participated in by such Lender, any Note held by such Lender, any Revolving Loan Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents; provided, however, that the holder of any such participation, other than an Affiliate of such Lender, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting the extension of the maturity of any portion of the principal amount of a Loan or Revolving Loan Commitment, the expiration of a Letter of Credit or any portion of interest or fees related thereto allocated to such participation or a reduction of the principal amount or principal payment amount of or the rate of interest payable on the Loans or any fees related thereto or reduction of the amount to be reimbursed under any Letter of Credit, or a release of any Obligor or any substantial portion of the Collateral or the Guarantor Collateral or any increase in participation amounts. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note and the participant in any such Letter of Credit for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount continuing of its participating interest were owing directly to it as a Lender under this Agreement or any Note; provided, however, that such Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lenders the proceeds thereof as provided in Section 9.7. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 with respect to its participation in the Revolving Loan Commitments and the Loans and the Letters of Credit outstanding from time to time; provided, however, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

               (c) Any Lender may, in the ordinary course of its commercial banking or finance business and in accordance with applicable law, at any time sell to any of its Affiliates, to any Lender or any Affiliate thereof or to one or more additional lenders or financial institutions, which additional lenders or financial institutions shall be subject to the consent of the Borrower (such consent not to be unreasonably withheld and not to be required if a Default has occurred and is continuing) and the Agent (such consent not to be unreasonably withheld) ("Purchasing Lenders"), all or any part of its rights and obligations under this Agreement, the Notes and the other Loan Documents pursuant to an Assignment and Acceptance, executed by such Purchasing Lender and such transferor Lender and delivered to the Agent for its acceptance and recording in the Register (as defined in (d) below); provided, however, that any such sale must result in the Purchasing Lender having at least $10,000,000 in aggregate amount of Loans and/or Revolving Loan Commitment (or, if less, the entire remaining amount of the selling Lender's obligations) under this Agreement, the Notes and the other Loan Documents. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such

Assignment and Acceptance, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Revolving Loan Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent of such assigned portion and as provided in such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Revolving Loan Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Notes and the other Loan Documents. On or prior to the transfer effective date determined pursuant to such Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Purchasing Lender in an amount equal to the Revolving Loan Commitments assumed by it pursuant to such Assignment and Acceptance, and if the transferor Lender has retained a Revolving Loan Commitment hereunder, new Notes to the order of the transferor Lender in an amount equal to the Revolving Loan Commitments retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Agent to the Borrower marked "canceled."

               (d) The Agent shall maintain at its address referred to in
Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitments of, and principal amount of the Revolving Loans owing to, and, if applicable, the Letters of Credit participated in by, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Revolving Loans and the participant in the Letters of Credit, if applicable, recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (e) Upon its receipt of an Assignment and Acceptance executed by a transferor Lender and Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Borrower and the Agent) together with payment to the Agent (except in the case of a Lender assigning to its Affiliate) of a registration and processing fee of $3,000, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

               (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Subsidiaries and Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or any other Loan Document or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Subsidiaries and Affiliates prior to becoming a party to this Agreement.

               (g) If, pursuant to this Section, any interest in this Agreement, any Letter of Credit or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender and the Agent (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Revolving Loans or the Letters of Credit, (ii) to furnish to the transferor Lender, the Agent and the Borrower U.S. Internal Revenue Service Form W-9, W-8BEN or W-8ECI (as applicable to it) (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender, the Agent and the Borrower a new Form W-9, W-8BEN or W-8ECI (as applicable to it) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

               (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under its Notes, or, if applicable, its participation in any Letter of Credit, to any Federal Reserve Bank in accordance with applicable law.

        .7 Adjustments; Setoff.

               (a) If any Lender (a "benefited Lender") shall at any time receive any payment of all or part of its Loans, its participations in Letters of Credit, or interest thereon, or fees, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 7(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other applicable Lender, if any, in respect of such other Lender's Loans, its participations in Letters of Credit, or interest thereon, or fees, such benefited Lender shall purchase for cash from such other Lenders such portion of each such other Lender's Loans, participations in Letters of Credit, or fees, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of such other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans or its participations in Letters of Credit may exercise all rights of payment (including rights of setoff) with respect to such portion as fully as if such Lender were the direct holder of such portion.

               (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, exercisable upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and appropriate and apply against the Obligations any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof or bank controlling such Lender to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.

        .8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

        .9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        .10 Integration. This Agreement represents the entire agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

        .11 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES).

        .12 WAIVER OF JURY TRIAL. IN CONNECTION WITH ANY ACTION OR PROCEEDING, WHETHER BROUGHT IN STATE OR FEDERAL COURT, THE BORROWER, THE LENDERS AND THE AGENT HEREBY EXPRESSLY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY RIGHT THEY MAY OTHERWISE HAVE TO TRIAL BY JURY OF ANY CLAIM, CAUSE OF ACTION, ACTION, DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY OF THEM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, THAT ARISES OUT OF OR RELATES TO (a) ANY OF THE LOAN DOCUMENTS,
(b) ANY NEGOTIATIONS OR COMMUNICATIONS RELATING TO ANY OF THE LOAN DOCUMENTS, WHETHER OR NOT INCORPORATED INTO THE LOAN DOCUMENTS OR ANY INDEBTEDNESS EVIDENCED THEREBY, OR (c) ANY

ALLEGED AGREEMENTS, PROMISES, REPRESENTATIONS OR TRANSACTIONS IN CONNECTION THEREWITH.

        .13 Acknowledgements. The Borrower hereby acknowledges that:

               (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

               (b) neither the Agent nor any Lender has any fiduciary relationship to the Borrower solely by virtue of any of the Loan Documents, and the relationship pursuant to the Loan Documents between the Agent and the Lenders, on one hand, and the Borrower on the other hand, is solely that of creditor and debtor; and

               (c) no joint venture exists among the Lenders or among the Borrower, on one hand and the Lenders, on the other hand.

        .14 Intercreditor Agreement. By executing this Agreement as a Lender, or by becoming a Lender hereunder pursuant to an Assignment and Acceptance, each Lender hereby agrees to the terms of the Intercreditor Agreement, acknowledges that certain of its rights hereunder shall be subject thereto, and consents to the execution thereof by the Agent on behalf of such Lender.

        .15 Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

        .16 Copies of Certificates, Etc. Whenever the Borrower is required to deliver notices, certificates, opinions, statements or other information hereunder to the Agent for delivery to any Lender (including under Article 4), it shall do so in such number of copies as the Agent shall reasonably specify.

        .17 Confidentiality. The Agent and the Lenders shall take normal and reasonable precautions to maintain the confidentiality of all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrower, but may, in any event, make disclosures
(i) reasonably required by any bona fide transferee, assignee or participant in connection with the contemplated transfer or assignment of any Revolving Loan Commitments or Revolving Loans or participations therein or participations in Letters of Credit or (ii) as required or requested by any governmental agency or representative thereof or as required pursuant to legal process or (iii) to its attorneys and accountants or (iv) as required by law or (v) in connection with litigation involving any Lender, provided that (a) such transferee, assignee or participant agrees to comply with the provisions of this Section 9.17 unless specifically prohibited by applicable law or court order and (b) in no event shall any Lender be obligated or required to return any materials furnished by the Borrower or the Subsidiary.

        .18 Amendment and Restatement.

               (a) This Agreement is an amendment and restatement of the Old Credit Agreement. On and after the effective date of this Agreement, (i) each reference in the other Loan Documents to "the Credit Agreement," "thereunder," "thereof," "therein" or any other expression of like import referring to the Old Credit Agreement shall mean and be a reference to this Agreement, (ii) all "Loans" (including "Interest Periods" of outstanding "LIBOR Loans"), "Letters of Credit," interest, fees and other amounts outstanding or accrued under the Old Credit Agreement shall be deemed to be Loans, Letters of Credit, interest, fees and other amounts outstanding or accrued, respectively, under this Agreement and (iii) the standby letter of credit in the amount of $471,168 dated February 19, 2002 that was issued by Union Bank of California, N.A. for the account of the Borrower separately from the Old Credit Agreement shall be deemed to be a Letter of Credit hereunder and, because the stated expiration date of such letter of credit extends beyond June 26, 2003, shall be counted against the $2,000,000 limit set forth in the first proviso contained in Section 2.3(a).

               (b) Except (i) as the Old Credit Agreement is amended and restated herein, (ii) for the replacement of the "Notes" under the Old Credit Agreement with the Notes hereunder and (iii) for the amendment and restatement of the "Security Agreement" under the Old Credit Agreement as contemplated hereby, the "Loan Documents" referred to in the Old Credit Agreement shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the "Collateral Documents" (as amended and restated, in the case of the "Security Agreement") under the Old Credit Agreement and all of the "Collateral" described therein do and shall continue to secure the payment of all of the Obligations.

               (c) The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       BORROWER

                                       QUIKSILVER, INC.


                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________



                                       AGENT

                                       UNION BANK OF CALIFORNIA, N.A., as Agent


                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                  LENDERS


                                  UNION BANK OF CALIFORNIA, N.A.,
                                  as a Lender


                                  By: _____________________________________
                                  Name: ___________________________________
                                  Title: __________________________________


                                  Revolving Loan Commitment:   $23,000,000
                                  (Swing Line Commitment:      $ 5,000,000)
                                  Term Loan:                   $ 4,125,000

                                  Address for Notices

                                  (a) For Credit

                                  18300 Von Karman Avenue, Suite 310
                                  Irvine, California 92612
                                  Attention: Margaret Furbank
                                  Telephone: (949) 553-6853
                                  Facsimile: (949) 553-7122

                                  (b) For Operations

                                  1980 Saturn Street,
                                  Monterey Park, California 91755
                                  Attention: Ruby Gonzales
                                  Telephone: (323) 720-7055
                                  Facsimile: (323) 724-6198

                                  Approved Lending Offices

                                  Applicable Lending Office for Base Rate Loans:
                                  18300 Von Karman Avenue, Suite 310
                                  Irvine, California 92612

                                  Applicable Lending Office for LIBOR Loans:
                                  18300 Von Karman Avenue, Suite 310
                                  Irvine, California 92612

                                  Applicable Lending Office for
                                  Participations in Letters of Credit:
                                  1980 Saturn Street
                                  Monterey Park, California 91755

                               JPMORGAN CHASE BANK, as a Lender


                               By: _____________________________________
                               Name: ___________________________________
                               Title: __________________________________


                               Revolving Loan Commitment:    $19,000,000
                               Term Loan:                    $ 2,750,000

                               Address for Notices

                               (a) For Credit

                               1411 Broadway, 5th Floor
                               New York, New York 10018
                               Attention: Paul J. O'Neill
                               Telephone: (212) 391-7157
                               Facsimile: (212) 391-7118

                               (b) For Operations (Other Than Letters of Credit)

                               1411 Broadway, 5th Floor
                               New York, New York 10018
                               Attention: Millie Nogueras
                               Telephone: (212) 391-6079
                               Facsimile: (212) 391-7283

                               (c) For Letters of Credit

                               Global Trade Services
                               10420 Highland Manor Drive
                               Building No. 2, 4th Floor
                               Tampa, Florida 33610
                               Attention: Mildred Bowens
                               Telephone: (813) 432-6347
                               Facsimile: (813) 432-5162

                               Approved Lending Offices

                               Applicable Lending Office for Base Rate Loans:
                               1411 Broadway, 5th Floor
                               New York, New York 10018

                               Applicable Lending Office for LIBOR Loans:
                               1411 Broadway, 5th Floor
                               New York, New York 10018

                               Applicable Lending Office for Participations in Letters of Credit:
                               Global Trade Services
                               10420 Highland Manor Drive
                               Building No. 2, 4th Floor
                               Tampa, Florida 33610

                                 FLEET NATIONAL BANK

                                 By: _____________________________________
                                 Name: ___________________________________
                                 Title: __________________________________

                                 Revolving Loan Commitment:    $19,000,000
                                 Term Loan:                    $ 2,750,000

                                 Address for Notices

                                 (a) For Credit

                                 100 Federal Street, MA DE 10009A
                                 Boston, Massachusetts 02110
                                 Attention: Stephen J. Garvin, Director
                                 Telephone: (617) 434-9399
                                 Facsimile: (617) 434-6685

                                 Attention: Linda E.C. Alto, Director
                                 Telephone: (617) 434-1601
                                 Facsimile: (617) 434-6685

                                 (b) For Operations

                                 100 Federal Street, MA DE 10009A
                                 Boston, Massachusetts 02110
                                 Attention: Michelle Mogan
                                 Telephone: (617) 434-4187
                                 Facsimile: (617) 434-9933

                                 Approved Lending Offices

                                 Applicable Lending Office for Base Rate Loans:
                                 100 Federal Street
                                 Boston, Massachusetts 02110

                                 Applicable Lending Office for LIBOR Loans:
                                 100 Federal Street
                                 Boston, Massachusetts 02110

                                 Applicable Lending Office for Participations in Letters of Credit:
                                 100 Federal Street
                                 Boston, Massachusetts 02110

                                 U.S. BANK NATIONAL ASSOCIATION


                                 By: _____________________________________
                                 Name: ___________________________________
                                 Title: __________________________________

                                 Revolving Loan Commitment:    $18,000,000
                                 Term Loan:                    $ 2,562,500

                                 Address for Notices

                                 (a) For Credit

                                 4100 Newport Place
                                 Newport Beach, California 92660
                                 Attention: Kurt Mair
                                 Telephone: (949) 863-2433
                                 Facsimile: (949) 863-2335

                                 (b) For Operations

                                 4100 Newport Place
                                 Newport Beach, California 92660
                                 Attention: Patti Brant
                                 Telephone: (949) 863-2470
                                 Facsimile: (949) 863-2335

                                 Approved Lending Offices

                                 Applicable Lending Office for Base Rate Loans:
                                 4100 Newport Place
                                 Newport Beach, California 92660

                                 Applicable Lending Office for LIBOR Loans:
                                 4100 Newport Place
                                 Newport Beach, California 92660

                                 Applicable Lending Office for Participations in Letters of Credit:
                                 4100 Newport Place
                                 Newport Beach, California 92660

                                 SUNTRUST BANK


                                 By: _____________________________________
                                 Name: ___________________________________
                                 Title: __________________________________

                                 Revolving Loan Commitment:    $15,000,000
                                 Term Loan:                    $ 2,187,500

                                 Address for Notices

                                 (a) For Credit

                                 303 Peachtree Street, 3rd Floor
                                 Mail Code 1904
                                 Atlanta, Georgia 30308
                                 Attention: Allison Godwin
                                 Telephone: (404) 724-3886
                                 Facsimile: (404) 575-2594

                                 (a) For Operations

                                 303 Peachtree Street, 3rd Floor
                                 Mail Code 1941
                                 Atlanta, Georgia 30308
                                 Attention: Julie Gaffney
                                 Telephone: (404) 658-4639
                                 Facsimile: (404) 575-2594

                                 Approved Lending Offices

                                 Applicable Lending Office for Base Rate Loans:
                                 303 Peachtree Street, 3rd Floor
                                 Atlanta Georgia 30308

                                 Applicable Lending Office for LIBOR Loans:
                                 303 Peachtree Street, 3rd Floor
                                 Atlanta Georgia 30308

                                 Applicable Lending Office for Participations in Letters of Credit:
                                 303 Peachtree Street, 3rd Floor
                                 Atlanta Georgia 30308

                                 BANK OF AMERICA, N.A., as a Lender


                                 By: _____________________________________
                                 Name: ___________________________________
                                 Title: __________________________________


                                 Revolving Loan Commitment:    $12,000,000
                                 Term Loan:                    nil

                                 Address for Notices

                                 (a) For Credit

                                 675 Anton Boulevard, 2nd Floor
                                 Costa Mesa, California 92626
                                 Attention: Cynthia K. Goodfellow
                                 Telephone: (714) 850-6547
                                 Facsimile: (714) 850-6586

                                 (b) For Operations

                                 333 Beaudry Street, Suite 1100
                                 Los Angeles, California 90017
                                 Attention: Maria Castro
                                 Telephone: (714) 850-6504
                                 Facsimile: (714) 850-6586

                                 Approved Lending Offices

                                 Applicable Lending Office for Base Rate Loans:
                                 675 Anton Boulevard, 2nd Floor
                                 Costa Mesa, California 92626

                                 Applicable Lending Office for LIBOR Loans:
                                 1455 Market Street, 5th Floor
                                 San Francisco, California 94103

                                 Applicable Lending Office for Participations in Letters of Credit:
                                 675 Anton Boulevard, 2nd Floor
                                 Costa Mesa, California 92626

                                 ISRAEL DISCOUNT BANK OF NEW YORK


                                 By: _____________________________________
                                 Name: ___________________________________
                                 Title: __________________________________

                                 Revolving Loan Commitment:    $10,000,000
                                 Term Loan:                    $ 1,250,000

                                 Address for Notices

                                 (a) For Credit

                                 9401 Wilshire Boulevard, Suite 600
                                 Beverly Hills, California 90212
                                 Attention: Eileen Lewis
                                 Telephone: (310) 860-6332
                                 Facsimile: (310) 859-1021

                                 (b) For Operations

                                 9401 Wilshire Boulevard, Suite 600
                                 Beverly Hills, California 90212
                                 Attention:  Claudia Ryan
                                 Telephone:  (310) 860-6328
                                 Facsimile:   (310) 859-1021

                                 Approved Lending Offices

                                 Applicable Lending Office for Base Rate Loans:
                                 9401 Wilshire Boulevard, Suite 600
                                 Beverly Hills, California 90212

                                 Applicable Lending Office for LIBOR Loans:
                                 9401 Wilshire Boulevard, Suite 600
                                 Beverly Hills, California 90212

                                 Applicable Lending Office for Participations in Letters of Credit:
                                 9401 Wilshire Boulevard, Suite 600
                                 Beverly Hills, California 90212

                                 COMERICA BANK-CALIFORNIA, as a Lender


                                 By: _____________________________________
                                 Name: ___________________________________
                                 Title: __________________________________


                                 Revolving Loan Commitment:     $9,000,000
                                 Term Loan:                     nil

                                 Address for Notices

                                 (a) For Credit

                                 201 North Figueroa Street, Suite 1425
                                 Los Angeles, California 90012
                                 Attention: Deborah Jenkins
                                 Telephone: (213) 484-3729
                                 Facsimile: (213) 484-3775

                                 (b) For Operations

                                 201 North Figueroa Street, Suite 1425
                                 Los Angeles, California 90012
                                 Attention: Margarita Quiteno
                                 Telephone: (213) 484-3722
                                 Facsimile: (213) 484-3775

                                 Approved Lending Offices

                                 Applicable Lending Office for Base Rate Loans:
                                 333 West Santa Clara Street
                                 San Jose, California 95113

                                 Applicable Lending Office for LIBOR Loans:
                                 333 West Santa Clara Street
                                 San Jose, California 95113

                                 Applicable Lending Office for Participations in Letters of Credit:
                                 333 West Santa Clara Street
                                 San Jose, California 95113

                                                                    SCHEDULE 2.3


             CERTAIN FEES APPLICABLE TO COMMERCIAL LETTERS OF CREDIT


        Issuance of Commercial Letters of Credit:

        A fee equal to the greater of (i) 1/12% of the initial Letter of Credit Amount of the Letter of Credit and (ii) $75, payable upon issuance thereof

        Amendment of Commercial Letters of Credit:

        A fee equal to the greater of (i) 1/12% of the Letter of Credit Amount of the Letter of Credit at the time of amendment and (ii) $60, payable upon each amendment thereof

        Negotiation of Commercial Letters of Credit:

        A fee equal to the greater of (i) 1/8% of the amount of the Letter of Credit negotiated and (ii) $80, payable upon such negotiation

                                                                    SCHEDULE 3.1


                       FOREIGN QUALIFICATION JURISDICTIONS


None

                                                                   SCHEDULE 3.5A


                         LIENS AGAINST ASSETS OF NA PALI


France

Banque Nationale de Paris
Societe Generale
Credit Agricole
Banque Populaire du Sud Ouest
Natexis
Indosuez
Bami
Ste Generale Champs Elysee
Ste Generale Rivoli


Italy

Credito Italiano, BPCI


Holland

ING


England

Barclays Bank


Spain

Bankinter


Germany

Dresdner Bank

                                                                   SCHEDULE 3.5B


                           OPERATING NAMES/TRADE NAMES


None

                                                                    SCHEDULE 3.7


                                   LITIGATION



Quiksilver v. GMT

               The Company is now in litigation with its watch licensee GMT Corporation in Case 02CIV2229 (GBD) (N.Y.) and Case SA02-148 (DOC) (Orange County).

               In connection with the litigation, the Company has terminated its license agreement with GMT and has also claimed damages under various contractual and non-contractual causes of action. GMT disputes the termination and has made a variety of damage claims against the Company. The Company believes that even if adversely determined, the litigation is not material to the Company.

                                                                   SCHEDULE 3.19


                                  SUBSIDIARIES


Domestic Subsidiaries

        QS Retail, Inc.
        Mervin Manufacturing, Inc.
        Mt. Waimea, Inc.
        Quiksilver Wetsuits, Inc.
        Fidra, Inc.
        Hawk Designs, Inc.


Foreign Subsidiaries

        Quiksilver Australia Pty Ltd
        Quiksilver International Pty Ltd
        Pavilion Pty Ltd
        Quiksilver Europa, S.L.
        Na Pali S.A.S.
        Freestyle S.A.
        Kokolo SARL
        Emerald Coast Europe
        Infoborn SARL
        Cariboo, Eurl
        Lanai
        Gen X Publishing Ltd.
        Molokai Ltd.
        Emerald Coast Limited
        Kauai GmbH
        Sumbawa SL
        Haapiti, SRL
        Watermoon PTY LTD
        Andaya Sarl
        Bakio SL
        Makaha GMBH
        Na Pali Europe
        Na Mopu, LTD
        Pukalani BV
        Tuvalu BV

                                                                    SCHEDULE 6.2


                              EXISTING INDEBTEDNESS


None

                                                                    SCHEDULE 6.7


                              EXISTING INVESTMENTS


None